                                                                    EXHIBIT 4.03
================================================================================


                                    INDENTURE



                           DATED AS OF APRIL 15, 2002


                                      AMONG


                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP


                                       AND


                            CRESCENT FINANCE COMPANY,
                                   AS ISSUERS,


                                       AND


                                 UMB BANK, N.A.,
                                   AS TRUSTEE


                                    ---------




                     9.25% SENIOR NOTES DUE 2009, SERIES A-1

                     9.25% SENIOR NOTES DUE 2009, SERIES A-2

                      9.25% SENIOR NOTES DUE 2009, SERIES B


================================================================================

                              CROSS-REFERENCE TABLE

TRUST INDENTURE                                                INDENTURE
   ACT SECTION                                                  SECTION
---------------                                                ---------
Section 310(a)(1)..........................................    7.10
           (a)(2)..........................................    7.10
           (a)(3)..........................................    N.A.
           (a)(4)..........................................    N.A.
           (a)(5)..........................................    7.08; 7.10
           (b).............................................    7.08; 7.10; 10.02
           (c).............................................    N.A.
Section 311(a).............................................    7.11
           (b).............................................    7.11
           (c).............................................    N.A.
Section 312(a).............................................    2.05
           (b).............................................    10.03
           (c).............................................    10.03
Section 313(a).............................................    7.06
           (b)(1)..........................................    N.A.
           (b)(2)..........................................    7.06
           (c).............................................    7.06; 10.02
           (d).............................................    7.06
Section 314(a).............................................    4.08; 4.09; 10.02
           (b).............................................    N.A.
           (c)(1)..........................................    10.04
           (c)(2)..........................................    10.04
           (c)(3)..........................................    N.A.
           (d).............................................    N.A.
           (e).............................................    10.05
           (f).............................................    N.A.
Section 315(a).............................................    7.01(b)
           (b).............................................    7.05; 10.02
           (c).............................................    7.01(a)
           (d).............................................    7.01(c)
           (e).............................................    6.11
Section 316(a)(last sentence)..............................    2.09
           (a)(1)(A).......................................    6.05
           (a)(1)(B).......................................    6.04
           (a)(2)..........................................    N.A.
           (b).............................................    6.07
           (c).............................................    9.04
Section 317(a)(1)..........................................    6.08
           (a)(2)..........................................    6.09
           (b).............................................    2.04
Section 318(a).............................................    10.01

---------
N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions....................................................1
SECTION 1.02.   Incorporation by Reference of Trust Indenture Act.............29
SECTION 1.03.   Rules of Construction.........................................29

                                  ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.   Form and Dating...............................................30
SECTION 2.02.   Execution and Authentication..................................31
SECTION 2.03.   Registrar and Paying Agent....................................32
SECTION 2.04.   Paying Agent To Hold Assets in Trust..........................32
SECTION 2.05.   Holder Lists..................................................33
SECTION 2.06.   Transfer and Exchange.........................................33
SECTION 2.07.   Replacement Securities........................................34
SECTION 2.08.   Outstanding Securities........................................34
SECTION 2.09.   Treasury Securities...........................................34
SECTION 2.10.   Temporary Securities..........................................35
SECTION 2.11.   Cancellation..................................................35
SECTION 2.12.   Defaulted Interest............................................35
SECTION 2.13.   CUSIP Number..................................................36
SECTION 2.14.   Deposit of Moneys.............................................36
SECTION 2.15.   Book-Entry Provisions for Global Securities...................36
SECTION 2.16.   Registration of Transfers and Exchanges.......................37
SECTION 2.17.   Issuance of Additional Securities.............................42
SECTION 2.18.   Open-Market Purchases.........................................43

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.   Notices to Trustee............................................43
SECTION 3.02.   Selection of Securities To Be Redeemed........................43
SECTION 3.03.   Notice of Redemption..........................................44
SECTION 3.04.   Effect of Notice of Redemption................................45

                                                                            PAGE
                                                                            ----
SECTION 3.05.   Deposit of Redemption Price...................................45
SECTION 3.06.   Securities Redeemed in Part...................................45

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.   Payment of Securities.........................................46
SECTION 4.02.   Maintenance of Office or Agency...............................46
SECTION 4.03.   Limitation on Transactions with Affiliates....................46
SECTION 4.04.   Limitation on Indebtedness....................................47
SECTION 4.05.   Limitation on Investment Company Status.......................51
SECTION 4.06.   Limitation on Asset Sales.....................................51
SECTION 4.07.   Limitation on Restricted Payments.............................53
SECTION 4.08.   Notice of Defaults............................................57
SECTION 4.09.   Reports.......................................................57
SECTION 4.10.   Limitations on Dividend and Other Payment Restrictions
                     Affecting Restricted Subsidiaries........................58
SECTION 4.11.   Change of Control.............................................60
SECTION 4.12.   Limitation on Liens...........................................60
SECTION 4.13.   Compliance Certificate........................................60
SECTION 4.14.   Existence.....................................................61
SECTION 4.15.   Maintenance of Properties and Insurance.......................61
SECTION 4.16.   Payment of Taxes and Other Claims.............................61
SECTION 4.17.   Waiver of Stay, Extension or Usury Laws.......................62
SECTION 4.18.   Maintenance of Total Unencumbered Assets......................62
SECTION 4.19.   Limitation on Issuances of Guarantees by Restricted
                     Subsidiaries.............................................62
SECTION 4.20.   Limitation on Sale-Leaseback Transactions.....................63
SECTION 4.21.   Limitation on Business Activities of Crescent Finance.........64
SECTION 4.22.   Suspension of Certain Covenants...............................64

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.   Mergers, Sale of Assets, etc..................................65
SECTION 5.02.   Successor Corporation Substituted.............................66

                                                                            PAGE
                                                                            ----
                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.   Events of Default.............................................66
SECTION 6.02.   Acceleration..................................................68
SECTION 6.03.   Other Remedies................................................69
SECTION 6.04.   Waiver of Past Default........................................69
SECTION 6.05.   Control by Majority...........................................70
SECTION 6.06.   Limitation on Suits...........................................70
SECTION 6.07.   Rights of Holders To Receive Payment..........................71
SECTION 6.08.   Collection Suit by Trustee....................................71
SECTION 6.09.   Trustee May File Proofs of Claim..............................71
SECTION 6.10.   Priorities....................................................72
SECTION 6.11.   Undertaking for Costs.........................................72

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.   Duties of Trustee.............................................73
SECTION 7.02.   Rights of Trustee.............................................74
SECTION 7.03.   Individual Rights of Trustee..................................75
SECTION 7.04.   Trustee's Disclaimer..........................................76
SECTION 7.05.   Notice of Defaults............................................76
SECTION 7.06.   Reports by Trustee to Holders.................................76
SECTION 7.07.   Compensation and Indemnity....................................76
SECTION 7.08.   Replacement of Trustee........................................78
SECTION 7.09.   Successor Trustee by Merger, etc..............................79
SECTION 7.10.   Eligibility; Disqualification.................................79
SECTION 7.11.   Preferential Collection of Claims Against the Issuers.........79

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.   Termination of the Issuers' Obligations.......................80
SECTION 8.02.   Legal Defeasance and Covenant Defeasance......................81
SECTION 8.03.   Conditions to Legal Defeasance or Covenant Defeasance.........81
SECTION 8.04.   Application of Trust Money; Trustee Acknowledgment and
                    Indemnity.................................................82
SECTION 8.05.   Repayment to Issuers..........................................83
SECTION 8.06.   Reinstatement.................................................83

                                                                            PAGE
                                                                            ----

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.   Without Consent of Holders....................................84
SECTION 9.02.   With Consent of Holders.......................................85
SECTION 9.03.   Compliance with Trust Indenture Act...........................86
SECTION 9.04.   Record Date for Consents and Effect of Consents...............86
SECTION 9.05.   Notation on or Exchange of Securities.........................86
SECTION 9.06.   Trustee To Sign Amendments, etc...............................87

                                   ARTICLE TEN

                                  MISCELLANEOUS

SECTION 10.01.  Trust Indenture Act Controls..................................87
SECTION 10.02.  Notices.......................................................87
SECTION 10.03.  Communications by Holders with Other Holders..................89
SECTION 10.04.  Certificate and Opinion as to Conditions Precedent............89
SECTION 10.05.  Statements Required in Certificate............................90
SECTION 10.06.  Rules by Trustee, Paying Agent, Registrar.....................90
SECTION 10.07.  Governing Law.................................................90
SECTION 10.08.  No Recourse Against Others....................................90
SECTION 10.09.  Successors....................................................91
SECTION 10.10.  Counterpart Originals.........................................91
SECTION 10.11.  Severability..................................................91
SECTION 10.12.  No Adverse Interpretation of Other Agreements.................91
SECTION 10.13.  Legal Holidays................................................91


SIGNATURES...................................................................S-1

EXHIBIT A-1     Form of Series A-1 Security.................................-1-1
EXHIBIT A-2     Form of Series A-2 Security.................................-2-1
EXHIBIT B       Form of Series B Security....................................B-1
EXHIBIT C       Form of Legend for Global Securities.........................C-1
EXHIBIT D       Form of Transfer Certificate.................................D-1
EXHIBIT E       Form of Transfer Certificate for Institutional
                    Accredited Investors.....................................E-1
EXHIBIT F       Form of Transfer Certificate for Regulation S Transfers......F-1

---------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                  INDENTURE dated as of April 15, 2002 (the "Indenture"), among CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Company"), and CRESCENT FINANCE COMPANY, a Delaware corporation ("Crescent Finance"), as joint and several obligors (the "Issuers"), and UMB BANK, N.A., a national banking association, as trustee (the "Trustee").

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Securities:


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01. Definitions.

                  "Accredited Investor" means an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by the Company or a Restricted Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

                  "Additional Securities" means, subject to the Company's compliance with Section 4.04, 9.25% Series A-1, Series B or any other series of Senior Notes due 2009 issued from time to time after the Issue Date under the terms of this Indenture (other than issuances pursuant to Section 2.07, 2.10, 3.06, 4.06, 4.11 or 9.05 of this Indenture and other than Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture).

                  "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) before minority interests of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

                  (1) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period;

                  (2) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

                  (3) any after-tax gains or losses attributable to Asset Sales; and

                  (4) all extraordinary gains and extraordinary losses.

                  "Adjusted Total Assets" means, for any Person, the sum of:

                  (1) Total Assets for such Person as of the end of the calendar quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to Section 4.09, and

                  (2) any increase in Total Assets following the end of such quarter to the Transaction Date including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Asset Acquisition" means:

                  (1) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted

         Subsidiaries; provided that such Person's primary business is a Related Business on the date of such Investment; or

                  (2) an acquisition by the Company or any of its Restricted Subsidiaries from any other Person of one or more real properties or all or substantially all of the assets that constitute a division or line of business of such Person; provided that the assets acquired are primarily useful in a Related Business on the date of such acquisition.

                  "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries, other than to the Company or another of its Restricted Subsidiaries, of:

                  (1) all or substantially all of the Capital Stock of any Restricted Subsidiary, or

                  (2) one or more real properties or all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

                  "Asset Sale" means any sale, transfer or other disposition, including by way of merger, consolidation or sale-leaseback transaction, in one transaction or a series of related transactions, by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its respective Restricted Subsidiaries of:

                  (1) all or any of the Capital Stock of any Restricted Subsidiary;

                  (2) all or substantially all of the assets of a division or line of business, or one or more real properties, of the Company or any of its Restricted Subsidiaries; or

                  (3) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Section 5.01;

provided that "Asset Sale" shall not include:

                           (i) sales or other dispositions of inventory,
                  receivables and other current assets;

                           (ii) sales of residential land development lots or
                  units in the ordinary course of business; or

                           (iii) sales, transfers or other dispositions of
                  assets with a fair market value not in excess of $10.0 million in any transaction or series of related transactions.

                  "Average Life" means at any date of determination with respect to any debt security, the quotient obtained by dividing:

                  (1) the sum of the products of:

                           (i) the number of years from such date of
                  determination to the dates of each successive scheduled principal payment of such debt security, and

                           (ii) the amount of such principal payment; by

                  (2) the sum of all such principal payments.

                  "Bankruptcy Law" means Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors.

                  "Board of Directors" means the sole director of Crescent Real Estate Equities, Ltd., the general partner of the Company.

                  "Board of Trust Managers" means the Board of Trust Managers of Crescent REIT.

                  "Board Resolution" means, with respect to any Person, a duly adopted resolution of the board of directors or board of trust managers of such Person or a duly authorized committee of such board of directors or board of trust managers.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York, Fort Worth, Texas or St. Louis, Missouri are authorized or obligated by law or executive order to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock or Preferred Stock.

                  "Capitalized Lease" means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

                  "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

                  "Change of Control" means such time as:

                  (1) a "person" or "group" (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than one or more Permitted Holders and, in the case of clause (y) only, Crescent REIT, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of (x) Crescent REIT or (y) the Company, in each case on a fully diluted basis;

                  (2) Crescent REIT ceases to be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of at least a majority of
         (x) the total voting power of the Voting Stock of the Company or (y) the outstanding Capital Stock of the Company;

                  (3) individuals who on the Closing Date constitute the Board of Trust Managers (together with any new or replacement members of the Board of Trust Managers whose election by the Board of Trust Managers or whose nomination by the Board of Trust Managers for election by Crescent REIT's shareholders was approved by a vote of at least a majority of the members of the Board of Trust Managers then still in office who either were members of the Board of Trust Managers on the Closing Date or whose election or nomination for election was so approved) of Crescent REIT cease for any reason to constitute a majority of the members of the Board of Trust Managers then in office;

                  (4) the Company's or the Crescent REIT's merger or consolidation with or into another corporation or the merger of another corporation into the Company or Crescent REIT with the effect that immediately after that transaction the Company's or Crescent REIT's existing securityholders immediately before the transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the Person surviving the merger or consolidation; or

                  (5) the Company ceases to own 100% of the issued and outstanding Capital Stock of Crescent Finance, other than by reason of a merger of Crescent Finance into and with a corporate successor to the Company.

                  "Closing Date" means April 15, 2002.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

                  "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, an Executive Vice President, a Senior Vice President, a Vice President or its Treasurer, and by its Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "Consolidated" or "consolidated" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries (including those of the Consolidated Restricted Entities) of such Person with those of such Person; provided that:

                  (1) "consolidation" will not include consolidation of the accounts of any other Person other than a Restricted Subsidiary of such Person with such Person; and

                  (2) notwithstanding clause (1), "consolidation" will include consolidation of the accounts of any Consolidated Restricted Entities if such consolidation would be required or permitted under GAAP.

                  "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

                  (1) Consolidated Interest Expense;

                  (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets);

                  (3) depreciation expense;

                  (4) amortization expense; and

                  (5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made);

less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.

                  "Consolidated Interest Expense" means, for any period, without duplication, the aggregate amount of interest expense of the Company and its Restricted Subsidiaries during such period, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP including, without limitation, to the extent treated as interest expense in accordance with GAAP:

                  (i) amortization of original issue discount and debt issuance costs on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with GAAP;

                 (ii) capitalized interest and non-cash interest expense;

                (iii) all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers' acceptance financing;

                 (iv) the net costs associated with Interest Rate Agreements and Indebtedness that is secured by assets of the Company or any of its Restricted Subsidiaries; and

                  (v) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or due to be paid or to be accrued by the Company or any of its Restricted Subsidiaries;

excluding the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof).

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Stock of such Person.

                  "Consolidated Restricted Entity" means a Fifty Percent Venture which has been designated by the Company (by notice to the Trustee) as a Restricted Subsidiary and which designation has not been revoked (by notice to the Trustee). Revocation of a previous designation of a Fifty Percent Venture as a Consolidated Restricted Entity shall be deemed to be a designation of such entity to be a Person that is not a Restricted Subsidiary. As of the Closing Date, 301 Congress Avenue, LP will be designated as a Consolidated Restricted Entity.

                  "Construction Loan Guarantees" means a Guarantee by the Company or any Restricted Subsidiary of Indebtedness of any Permitted Joint Venture which Indebtedness is used to primarily finance construction, development, redevelopment or rehabilitation of one or more real properties.

                  "COPI Settlement" means the transactions contemplated by the Settlement Agreement dated as of February 14, 2002 by and among the Company, Crescent REIT, Crescent Operating, Inc., Rosestar Management LLC, Canyon Ranch Leasing, L.L.C., Wine Country Hotel, LLC, Rosestar Southwest, LLC and COI Hotel Group, Inc., as amended or otherwise modified from time to time, and by the final Plan of Reorganization contemplated by such Settlement Agreement.

                  "Corporate Trust Office of the Trustee" means the principal office of the Trustee at which at any particular time its corporate trust business relating to this Indenture shall be administered, which office at the date of original execution of this Indenture is located at 2 South Broadway, Suite 435, St. Louis, Missouri 63102.

                  "Crescent Finance" means Crescent Finance Company, a Delaware corporation.

                  "Covenant Defeasance" has the meaning provided in Section 8.02(b).

                  "Crescent REIT" means Crescent Real Estate Equities Company, a Texas real estate investment trust.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as

Depository by the Issuers, which must be a clearing agency registered under the Exchange Act.

                  "Designated Refinance Indebtedness" means Indebtedness of the Company or any of its Restricted Subsidiaries that has a Stated Maturity after the Stated Maturity of the Securities and that is characterized by a significant increase in the cost of capital of such Indebtedness in accordance with the terms of such Indebtedness upon the expiration of a designated period of time after issuance (the date of the expiration of such designated period being referred to as the "Refinancing Date"), and which increase is not related to an increase in underlying market interest rates. The Company shall set forth from time to time in an Officers' Certificate which Indebtedness shall constitute Designated Refinance Indebtedness.

                  "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

                  (1) required to be redeemed prior to the Stated Maturity of the Securities;

                  (2) redeemable at the option of the holders of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities; or

                  (3) convertible into or exchangeable for at the option of the holder (x) Capital Stock referred to in clause (1) or (2) above or (y) Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities;

provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.06 and 4.11 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuers' repurchase of the Securities as are required to be repurchased pursuant to Sections 4.06 and 4.11.

                  "Event of Default" has the meaning provided in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Exchange Securities" means (i) the 9.25% Senior Notes due 2009, Series B, to be issued in exchange for the Initial Securities that are 9.25% Senior Notes due 2009, Series A-1, pursuant to the Registration Rights Agreement and (ii) Additional Securities, if any, issued in the form of 9.25% Senior Notes due 2009, Series B, or other series of 9.25% Senior Notes due 2009 issued pursuant to a registration statement filed with the SEC under the Securities Act.

                  "Existing Investments" means Investments existing as of the Closing Date.

                  "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by senior management of the Company.

                  "Fifty Percent Venture" means a Person:

                  (1) in which the Company owns (directly or indirectly) at least 50% of the aggregate Voting Stock;

                  (2) in which the Company or a Restricted Subsidiary participates in control as a general partner, a managing member or through similar means; and

                  (3) which is consolidated for financial reporting purposes with the Company under GAAP.

                  "Final Maturity Date" means April 15, 2009.

                  "Funding IX Preferred Shares" means $218,423,000 aggregate liquidation preference of non-voting, redeemable preferred Class A Units of Crescent Real Estate Funding IX, L.P., as in effect on the Closing Date.

                  "Funding IX Transactions" means the redemption by the Company of limited partnership units of the Company from Crescent REIT from time to time in an aggregate amount not to exceed $290,000,000, the proceeds of which are contemporaneously used by Crescent REIT to repurchase shares of Common Stock from Crescent SH IX, Inc., the proceeds of which are contemporaneously used by Crescent SH IX, Inc. to repay a loan owed to Crescent Real Estate Funding IX, L.P.

                  "Funds From Operations" for any period means the consolidated net income (loss) of the Company and its Restricted Subsidiaries for such period in conformity with GAAP excluding gains or losses from sales of depreciable operating property and excluding extraordinary items in accordance with and as defined by GAAP, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures (it being understood that the accounts of such Person's Restricted Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

                  "General Partner" means Crescent Real Estate Equities, Ltd., a Delaware corporation, and any successor thereto as general partner of the Company.

                  "Global Securities" means one or more 144A Global Securities, Regulation S Global Securities or IAI Global Securities.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

                  (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Holders" means the registered holders of the Securities.

                  "IAI Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities transferred after the Issue Date to Institutional Accredited Investors.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by the Company or a Restricted Subsidiary shall be deemed "Incurred" at the time such Person becomes a Restricted Subsidiary or at the time of such Asset Acquisition, as applicable.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

                  (1) all indebtedness of such Person for borrowed money;

                  (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3) the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6), (7) or (8) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

                  (4) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables to the extent not more than 60 days overdue;

                  (5) all Capitalized Lease Obligations;

                  (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

                  (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; provided that Construction Loan Guarantees permitted to be made under clause (8) of the second paragraph under Section 4.07 shall not be deemed Indebtedness for purposes of this Indenture; and

                  (8) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, all net obligations of such Person under Currency Agreements and Interest Rate Agreements to the extent included as indebtedness in conformity with GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, that:

                           (i) the amount outstanding at any time of any
                  Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP; and

                           (ii) Indebtedness shall not include any liability for
                  federal, state, local or other taxes.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Initial Purchasers" means J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Fleet Securities, Inc. and SG Cowen Securities Corporation.

                  "Initial Securities" means (i) the 9.25% Senior Notes due 2009, Series A-1 and the 9.25% Senior Notes due 2009, Series A-2 of the Issuers and (ii) Additional Securities, if any, issued in the form of 9.25% Senior Notes due 2009, Series A-1, or other series of 9.25% Senior Notes due 2009 of the Issuers issued in a transaction exempt from the registration requirements of the Securities Act.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest" means, with respect to the Securities, the sum of any cash interest and any Additional Interest (as defined in the Registration Rights Agreement) on the Securities.

                  "Interest Coverage Ratio" means, on any Transaction Date, the ratio of:

          (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to
                  Section 4.09 ("Four Quarter Period") to

         (2) the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,

                  (1) pro forma effect shall be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period ("Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

                  (2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred or issued) computed on a pro forma basis and bearing a floating interest rate shall be computed, since the date of Incurrence, on an actual basis and, from the first day of the Four Quarter Period to the date of incurrence, as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for such entire period;

                  (3) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, provided that, if such Asset Acquisition relates to the purchase of one or more real properties and, in connection with such purchase, the Company or such Restricted Subsidiary enters into or assumes an effective and enforceable lease to rent space in such real property, Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis to give effect to the entering into or assumption of such lease; and

                  (4) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any of its Restricted Subsidiaries during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions during such Reference Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period and Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, provided that, if such Asset Acquisition relates to the purchase of one or more real properties and, in connection with such purchase, the Company or such Restricted Subsidiary enters into or assumes an effective and enforceable lease to rent space in such real property, Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis to give effect to the entering into or assumption of such lease;

provided that to the extent that clause (3) or (4) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition or an asset acquisition or asset disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more real properties, of the Person that is acquired or disposed of to the extent that such financial information is available.

                  For purposes of the Interest Coverage Ratio only, if the Company or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the Interest Coverage Ratio shall not give effect to the incurrence of such Guaranteed Indebtedness, unless the Company or any of its Restricted Subsidiaries had directly Incurred or otherwise assumed such guaranteed Indebtedness.

                  "Interest Payment Date" means April 15 and October 15 of each year, commencing on October 15, 2002.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

                  "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the April 1 or October 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                  "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Company and its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

                  (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

                  (2) the fair market value of the Capital Stock (or any other Investment) held by the Company or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, such Investment being deemed to have been made at the time such Person has ceased to be a Restricted Subsidiary.

For purposes of the definition of "Unrestricted Subsidiary" and Section 4.07:

                  (1) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

                  (2) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

                  (3) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

                  "Investment Grade Status" means a rating of the Securities by both S&P and Moody's, each such rating being in one of such agencies' four highest generic rating categories that signify investment grade (i.e., BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided, in each case, that such ratings are publicly available; provided, further, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the Securities are rated "Investment Grade Status," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which shall be given to the Trustee.

                  "Legal Defeasance" has the meaning provided in Section
8.02(c).

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

                  "Line of Credit" means the credit facility dated as of May 11, 2001 among Crescent Real Estate Funding VIII, L.P., the lenders party thereto and Fleet National Bank, as Administrative Agent, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any guarantee agreements and security documents), in each case as such agreements, instruments or documents may be amended (including any amendment and restatement thereof), supplemented, extended, renewed, refinanced, replaced, increased, restructured or otherwise modified from time to time (including (i) through execution of a new facility with one or more different lenders, (ii) adding or replacing the Company or other Restricted Subsidiaries as borrowers thereunder or (iii) through increasing the amount of available borrowings thereunder; provided that such increase in borrowings is permitted by Section 4.04).

                  "Make-Whole Premium" means with respect to any Security at any redemption date, the excess, if any, of (a) the present value of the sum of the principal amount and premium, if any, that would be payable on such Security on April 15, 2006 and all remaining interest payments (not including any portion of such payments of interest accrued as of the redemption date) to and including April 15, 2006, discounted on a semi-annual bond equivalent basis from such maturity date to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 50 basis points, over (b) the principal amount of the Security being redeemed.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" means:

                  (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

                  (a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

                  (b) provisions for all taxes actually paid or payable as a result of such Asset Sale by the Company and its Restricted Subsidiaries, taken as a whole;

                  (c) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale; and

                  (d) amounts reserved by the Company and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

                  (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountant's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

                  "Offer to Purchase" means an offer to purchase Securities by the Issuers from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

                  (1) the covenant pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment on a pro rata basis;

                  (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) ("Payment Date");

                  (3) that any Security not tendered will continue to accrue interest pursuant to its terms;

                  (4) that, unless the Issuers default in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

                  (5) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Payment Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities or portions thereof purchased; and

                  (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

On the Payment Date, the Issuers shall:

         (a) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to an Offer to Purchase;

         (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and

         (c) promptly thereafter deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Issuers.

The Paying Agent shall promptly mail to the Holders so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of any Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuers will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Issuers will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuers are required to repurchase Securities pursuant to an Offer to Purchase.

                  "Offering" means the initial offering of the Securities.

                  "Offering Memorandum" means the final offering memorandum dated April 10, 2002 setting forth information concerning the Issuers and the Securities.

                  "Officer" means the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company or any other officer designated by the Board of Directors serving in a similar capacity.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 10.04 and 10.05.

                  "144A Global Security" means a permanent global security in registered form representing the aggregate principal amount of Initial Securities sold in reliance on Rule 144A.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which opinion may be based on a certificate from the client of such counsel. The counsel may be an employee of or counsel to the Issuers or the Trustee.

                  "Pari Passu Indebtedness" means Indebtedness of the Company that is not subordinated to the Securities.

                  "Participants" has the meaning provided in Section 2.15.

                  "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of the Company, dated as of November 1, 1997, as amended, in effect on the Closing Date, as such agreement may be amended from time to time after the Closing Date, provided that any such amendment, made after the Closing Date, shall be given effect for the purposes hereof only to the extent such amendment does not change or modify Section 7.4.B of such agreement in a way that is materially disadvantageous to the Holders.

                  "Paying Agent" has the meaning provided in Section 2.03.

                  "Payment Date" has the meaning provided in the definition "Offer to Purchase."

                  "Permitted Holders" means each of Richard E. Rainwater, John
C. Goff, Dennis H. Alberts, David M. Dean, Jane E. Mody, Kenneth S. Moczulski, Jerry R. Crenshaw, Jr., Jane B. Page and John L. Zogg, Jr., and their respective Affiliates.

                  "Permitted Investment" means:

                  (1) an Investment in any Restricted Subsidiary of the Company or a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or that will transfer or convey all or substantially all its assets to, the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is a Related Business on the date of such Investment;

                  (2) Existing Investments;

                  (3) Temporary Cash Investments;

                  (4) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

                  (5) securities received in connection with the COPI Settlement; and

                  (6) stock, obligations or securities received in satisfaction of judgments.

                  "Permitted Joint Venture" means a Person in which the Company or any Restricted Subsidiary has an Investment; provided that

                  (a) such Person's primary business is a Related Business on the date of such Investment; and

                  (b) the Company or one or more of its Restricted Subsidiaries participate in the management of such Person, as a general partner, member of such Person's governing board or otherwise.

                  "Permitted REIT Payments" means payments required by the Partnership Agreement to be made by the Company to Crescent REIT or the General Partner (including, for purposes of this definition, each of their respective wholly-owned subsidiaries) with respect to expenses such entities incur related to the ownership and operation of, or for the benefit of, the Company, which payments include, without limitation, costs and expenses relating to or associated with (i) the continuity of existence of Crescent REIT or the General Partner, (ii) compliance with the periodic reporting requirements and all other rules and regulations of the Commission or any other federal, state or local regulatory body, (iii) salaries payable to officers and employees of Crescent REIT or the General Partner and fees and expenses payable to members of the Board of Trust Managers or Board of Directors, and (iv) all other operating or administrative costs of Crescent REIT or the General Partner.

                  "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, court, tribunal, agency, government department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality or other entity, enterprise, authority or business organization.

                  "Physical Securities" means one or more certificated Securities in registered form.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, of such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

                  "Private Placement Legend" means the legend initially set forth on the Initial Securities in the form set forth on Exhibits A-1 and A-2 hereto.

                  "Public Equity Offering" means any primary public offering of Common Stock pursuant to an effective registration statement under the Securities Act of Crescent REIT (to the extent the net proceeds thereof are contributed to the capital of the Company). "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

                  "Redemption Date," when used with respect to any Security to be redeemed or repurchased, means the date fixed for such redemption or repurchase pursuant to this Indenture.

                  "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.

                  "Registrar" has the meaning provided in Section 2.03.

                  "Registration" means a registered exchange offer for the Securities by the Issuers or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the applicable Registration Rights Agreement.

                  "Registration Rights Agreement" means (i)(a) with respect to the Initial Securities that are 9.25% Senior Notes due 2009, Series A-1, the Registration Rights Agreement dated as of the Closing Date by and among the Issuers and the Initial Purchasers and (b) with respect to the Initial Securities that are 9.25% Senior Notes due 2009, Series A-2, the Registration Rights Agreement dated as of the Closing Date by and among the Issuers and the Accredited Investors purchasing Securities and (ii) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuers and the Persons purchasing such Additional Securities under the related purchase agreement.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

                  "Related Business" means, as of any date, a business that is related, ancillary, incidental or complementary to the business of the Company or any of its Restricted Subsidiaries on such date and includes, without limitation, any investment in real estate.

                  "Replacement Assets" has the definition set forth in Section 4.06.

                  "Restricted Security" means a Security that is a "restricted security" within the meaning set forth in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

                  "Restricted Subsidiary" means (i) any Subsidiary of the Company other than an Unrestricted Subsidiary and (ii) any Consolidated Restricted Entity.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "SEC" or "Commission" means the Securities and Exchange Commission.

                  "Secured Indebtedness" means any Indebtedness secured by a Lien upon the property of the Company or any of its Restricted Subsidiaries.

                  "Securities" means, collectively, the Initial Securities and the Unrestricted Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Series A Preferred Stock" means the $200,000,000 aggregate liquidation preference of 6 3/4% Series A Convertible Cumulative Preferred Shares of Crescent REIT, as in effect on the Closing Date.

                  "Series A Preferred Units" means the $200,000,000 aggregate liquidation preference of 6 3/4% Series A Units of the Company, as is in effect on the Closing Date.

                  "Significant Subsidiary" means any Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

                  "S&P" means Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Stated Maturity" means:

                  (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and

                  (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

                  "Subsidiary Debt" means all unsecured Indebtedness of which a Restricted Subsidiary is the primary obligor, other than up to $400 million in principal amount of Indebtedness incurred under the Line of Credit.

                  "Subsidiary Guarantee" means a Guarantee by each Subsidiary Guarantor for payment of the Securities by such Subsidiary Guarantor. The Subsidiary Guarantee will be an unsecured senior obligation of each Subsidiary Guarantor and will be unconditional regardless of the enforceability of the Securities and this Indenture. Notwithstanding the foregoing, each Subsidiary Guarantee by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company or Crescent REIT, of all of the Capital Stock owned by the Company and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not then prohibited by this Indenture).

                  "Subsidiary Guarantor" means each Person that issues a Subsidiary Guarantee after the Closing Date.

                  "Temporary Cash Investment" means any of the following:

                  (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof,

                  (2) time deposits accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

                  (4) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company or Crescent REIT) organized and in existence under the laws of the United States of America or any state of the United States of America with a rating at the time as of which any investment therein is made of (a) "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P or (b) provided that the commercial paper described in this clause (b) does not represent in excess of 30% of all Temporary Cash Investments at any time outstanding, "P-2" according to Moody's or "A-2" according to S&P, and

                  (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture (except as provided in Section 9.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

                  "Total Assets" means the sum of:

                  (1) Undepreciated Real Estate Assets, and

                  (2) all other assets (but excluding intangibles and accounts receivables) of the Company and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP.

                  "Total Unencumbered Assets" as of any date means the sum of:

                  (1) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness, and

                  (2) all other assets (but excluding intangibles and accounts receivable) of the Company and its Restricted Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made and, with respect to any Asset Acquisition or Asset Disposition, the date of consummation thereof.

                  "Transactions" means the consummation of the Offering.

                  "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly
available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the period from the date of redemption to April 15, 2006, provided that if the period from the date of redemption to April 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of two United States Treasury securities having a constant maturity most nearly equal to the period from the date of redemption to April 15, 2006 for which such yields are given, except that if the average life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to the Company or any of its Restricted Subsidiaries plus capital improvements) of real estate assets of the Company and its Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

                  "Unrestricted Securities" means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Exchange Securities and any Securities registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

                  "Unrestricted Subsidiary" means

                  (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

                  (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any of its Restricted Subsidiaries; provided that:

         (a) any Guarantee by the Company or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

         (b) if applicable, the Incurrence of Indebtedness and the Investment referred to in the clause (a) of this proviso would be permitted under Sections 4.04 and 4.07; and

         (c) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under
                  Section 4.07.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

         (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

         (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "Unsecured Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries that is not Secured Indebtedness.

                  "U.S. Government Obligations" means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

                  "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" means the Issuers or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
         and

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE TWO

                                 THE SECURITIES


SECTION 2.01. Form and Dating.

                  The Initial Securities that are 9.25% Senior Notes due 2009, Series A-1 and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A-1 hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Initial Securities that are 9.25% Senior Notes due 2009, Series A-2 and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A-2 hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

                  Securities offered and sold in reliance on Rule 144A and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A-1 hereto, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C hereto. Securities offered and sold to the Accredited Investors shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A-2 hereto, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C hereto. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

SECTION 2.02. Execution and Authentication.

                  One or more Officers shall sign (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) the Securities for the Issuers by manual or facsimile signature.

                  If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate (i)(a) Initial Securities that are 9.25% Senior Notes due 2009, Series A-1 for original issue on the Closing Date in an aggregate principal amount not to exceed $325,000,000 and (b) Initial Securities that are 9.25% Senior Notes due 2009, Series A-2 for original issue on the Closing Date in aggregate principal amount not to exceed $50,000,000, or
(ii) Unrestricted Securities from time to time only in exchange for a like principal amount of Initial Securities, in each case upon a written order of the Issuers in the form of an Officers' Certificate. Each such written order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities or Unrestricted Securities and whether the Securities are to be issued as Physical Securities or Global Securities and such other information as the Trustee may reasonably request. Additional Securities may be issued in accordance with Section 2.17. Any such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.17 after the Issue Date, whether such Additional Securities shall be issued as Initial Securities or Unrestricted Securities, shall certify that such issuance will not be prohibited by Section 4.04.

                  Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.

                  The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

                  The Issuers shall maintain an office or agency, which may be in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, either of the Issuers may act as Paying Agent, Registrar or co-Registrar.

                  The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

                  The Issuers initially appoint the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

                  The Issuers shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities, and shall notify the Trustee of any Default by the Issuers in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent (if other than the Issuers), the Paying Agent shall have no further liability for such assets. If the Issuers or any of their Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of, premium, if any, or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05. Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

                  Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

                  Prior to the registration of any transfer by a Holder as provided herein, the Issuers, the Trustee and any Agent of the Issuers shall treat the Person in whose name the Security is registered on the register maintained by the Trustee as the owner thereof for all purposes whether or not the Security shall be overdue, and none of the Issuers, the Trustee nor any such Agent shall be affected by notice to the contrary. Any consent, waiver or actions of a Holder shall be binding upon any subsequent Holders of such Security or a Security received upon transfer. Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such

Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07. Replacement Securities.

                  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. Such Holder must provide an indemnity bond or other indemnity to the Issuers and the Trustee, sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge such Holder for their reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

                  Every replacement Security is an additional obligation of the Issuers.

SECTION 2.08. Outstanding Securities.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Issuers or any Affiliates of the Issuers hold the Security.

                  If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by either of the Issuers or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities with respect to which a Trust Officer of the Trustee has received an officer's certificate from the General Partner stating that they are so owned shall be disregarded.

                  The Issuers shall notify the Trustee, in writing, when the Issuers or any of their respective Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

SECTION 2.10. Temporary Securities.

                  Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Issuers in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated.

                  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate upon receipt of a written order of the Issuers in the form of an Officers' Certificate pursuant to
Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11. Cancellation.

                  The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of and deliver evidence of such disposal of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuers may not issue new Securities to replace Securities that they have paid or delivered to the Trustee for cancellation. If the Issuers shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

                  The Issuers shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Securities. The Issuers shall, to the extent lawful, pay interest, on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Securities.

                  If the Issuers default in a payment of interest on the Securities, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the tenth day preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 10 days before the subsequent special record date, the Issuers shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13. CUSIP Number.

                  The Issuers in issuing the Securities shall use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Issuers shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14. Deposit of Moneys.

                  Prior to 11:00 a.m. New York City time on each Interest Payment Date or Redemption Date and the Final Maturity Date, the Issuers shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date or Final Maturity Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Securities.

                  (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

                  Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16; provided, however, that Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Issuers within 90 days of such notice, (ii) the Depository ceases to be registered as a clearing agency under the Exchange Act and a successor depository is not appointed within 90 days, (iii) the Issuers, at their option, notify the Trustee that they elect to cause the issuance of Physical Securities, or (iv) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

                  (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall upon written instructions from the Issuers authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations. The Trustee may rely conclusively on information from the Depository and its Participants as to the principal amounts held by and the names and addresses of the beneficial owners of the Securities. The cost of printing, registration, authentication and delivery of replacement Securities shall be paid for by the Issuers.

                  (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                  (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16. Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar or co-Registrar with a request:

                  (i) to register the transfer of the Physical Securities; or

                  (ii) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

                  (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Issuers, by the following additional information and documents, as applicable:

                  (A) if such Physical Security is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

                  (B) if such Physical Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                  (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee letter of representation (substantially in the form of Exhibit E hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                  (D) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor certificate for Regulation S transfers (substantially in the form of Exhibit F hereto); or

                  (F) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security the offer and sale of which has not been registered under the Securities Act may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

                  (A) certification, substantially in the form of Exhibit D hereto, that such Physical Security is being transferred (I) to a QIB, (II) to an Institutional Accredited Investor or (III) in an offshore transaction in reliance on Regulation S; and

                  (B) written instructions directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar or co-Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no 144A Global Security, IAI Global Security or Regulation S Global Security, as the case may be, is then outstanding, the Issuers shall, unless any of the events in the proviso to
Section 2.15(b) has occurred and is continuing, issue and the Trustee shall, upon written instructions from the Issuers in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a 144A Global Security, an IAI Global Security or a Regulation S Global Security, as the case may be, to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be obtained is not then outstanding, only the Global Security representing the interest being transferred), the Registrar or Co-Registrar shall reflect on its books and records (and the applicable Global Security) the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be obtained is not outstanding at the time of such request, the Issuers shall issue and the Trustee shall, upon written instructions from the Issuers in accordance with Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

                  (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security; provided, however, that prior to the Registration, a transferee that is a QIB, non-U.S. person or Institutional Accredited Investor may not exchange a beneficial interest in Global Security for a Physical Security. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

                  (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                  (B) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Issuers will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal amount.

                  (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of
(x) the Issue Date and (y) the last date that the Issuers or any affiliate (as defined in Rule 144 under the Securities Act) of the Issuers was the owner of such Securities (or any predecessor thereto).

                  (g) Regulation S. During or prior to the end of the "40-day restricted period" within the meaning of Rule 903(c) of Regulation S, beneficial interests in the Regulation S Global Security may only be held through the Euroclear System, as operated by Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, S.A. ("Clearstream").

                  (h) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17. Issuance of Additional Securities.

                  The Issuers shall be entitled to issue Additional Securities under this Indenture which shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto (and, if such Additional Securities shall be issued in the form of Exchange Securities, other than with respect to transfer restrictions); provided that such issuance is not prohibited by Section 4.04. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

                  With respect to any Additional Securities, the Issuers shall set forth in a Board Resolution and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

                  (2) the issue price, the issue date and the CUSIP number of such Additional Securities and the amount of interest payable on the first payment date applicable thereto; and

                  (3) whether such Additional Securities shall be Restricted Securities and issued in the form of Initial Securities or shall be registered securities issued in the form of Unrestricted Securities.

SECTION 2.18. Open-Market Purchases.

                  Notwithstanding anything to the contrary contained herein or in the Securities, the Issuers shall be entitled to purchase Securities directly from the Holders thereof in open-market negotiated transactions.


                                  ARTICLE THREE

                                   REDEMPTION


SECTION 3.01. Notices to Trustee.

                  If the Issuers elect to redeem Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth thereon, they shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Issuers shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Securities To Be Redeemed.

                  If less than all of the Securities are to be redeemed pursuant to paragraph 5(a) or (b) of the Securities, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the national securities exchange, if any, on which the Securities are listed or, in the absence of such requirements or if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as may be required pursuant to this Indenture or otherwise as the Trustee shall deem fair and appropriate. Selection of the Securities to be redeemed pursuant to paragraph 5(b) of the Securities shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository) based on the aggregate principal amount of Securities held by each Holder. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption.

                  The Trustee may select for redemption pursuant to paragraph 5(a) or (b) of the Securities portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03. Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address; provided, however, that notice of a redemption pursuant to paragraph 5(b) of the Securities shall be mailed to each Holder whose Securities are to be redeemed no later than 60 days after the date of the closing of the relevant Public Equity Offering.

                  Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state:

                  (1) the Redemption Date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) that, as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture, interest on Securities called for redemption will cease to accrue on and after the Redemption Date and the only remaining right of the Holders will be to receive payment of the redemption price upon surrender to the Paying Agent;

                  (6) in the case of any redemption pursuant to paragraph 5(a) or (b) of the Securities, if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued;

                  (7) the subparagraph of the Securities pursuant to which such redemption is being made; and

                  (8) that no representation is made as to the accuracy of the CUSIP number listed in such notice or printed on such Security.

                  At the Issuers' request, the Trustee shall give the notice of redemption on behalf of the Issuers, in the Issuers' name and at the Issuers' expense.

SECTION 3.04. Effect of Notice of Redemption.

                  Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05. Deposit of Redemption Price.

                  Prior to 11:00 a.m. New York City time on the Redemption Date, the Issuers shall deposit with the Paying Agent (or, if either of the Issuers is their own Paying Agent, it shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Issuers to the Trustee for cancellation.

                  If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Issuers to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

SECTION 3.06. Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                    COVENANTS


SECTION 4.01. Payment of Securities.

                  The Issuers shall pay the principal of, premium, if any, and interest on the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Issuers or any Affiliate of the Issuers) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

                  The Issuers shall pay cash interest on overdue principal at the same rate per annum borne by the Securities. The Issuers shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful, as provided in Section 2.12.

SECTION 4.02. Maintenance of Office or Agency.

                  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of any office or agency required by Section 2.03. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee acting through its correspondent bank at the address for such bank set forth in Section 10.02. The Issuers hereby initially designate the Trustee at its address set forth in Section 10.02 as their office or agency in The Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.03. Limitation on Transactions with Affiliates.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including, without limitations, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of either the Company or Crescent REIT or with any Affiliate of either the Company or Crescent REIT or any of their respective Restricted Subsidiaries, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

                  The foregoing limitation does not limit, and shall not apply to:

                  (1) any transaction solely between the Company and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

                  (2) the payment of reasonable and customary compensation, fees and expenses to trust managers, directors or executive officers of Crescent REIT, the General Partner, the Company or any of the Company's Restricted Subsidiaries so long as a majority of the independent trust managers of Crescent REIT (or by any committee of independent trust managers of Crescent REIT) has approved the terms thereof;

                  (3) subject to the provisions of (2) above, Permitted REIT Payments; or

                  (4) any Restricted Payments not prohibited by Section 4.07 or any Permitted Investments.

Any transaction or series of related transactions covered by the first paragraph of this Section 4.03 and not covered by (1) through (4) of the immediately foregoing paragraph, the aggregate amount of which exceeds $25 million in value must be determined to be fair by a majority of the independent trust managers of Crescent REIT or by any committee of independent trust managers of Crescent REIT.

SECTION 4.04. Limitation on Indebtedness.

                  (1) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness if, immediately after giving effect to the Incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of Adjusted Total Assets.

                  (2) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Subsidiary Debt or any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Subsidiary Debt or Secured Indebtedness, the aggregate principal amount of all outstanding Subsidiary Debt and Secured Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

                  (3) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided that the Company or any of its Restricted Subsidiaries may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage

Ratio of the Company and its Restricted Subsidiaries on a consolidated basis would be greater than (i) if such date of Incurrence is prior to April 15, 2005,
1.75 to 1 and (ii) if such date of Incurrence is after April 15, 2005, 2.0 to 1.

                  (4) Notwithstanding paragraph (1), (2) or (3), the Company or any of its Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

                  (A) Indebtedness outstanding under the Line of Credit at any time in an aggregate principal amount not to exceed the greater of (x) $400 million and (y) 0.85 times Consolidated EBITDA for the then most recent four fiscal quarters ended prior to the date of incurrence of such Indebtedness for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.09, less any amount of such Indebtedness permanently repaid as provided under Section 4.06;

                  (B) (x) the Initial Securities (other than Additional Securities) and any Subsidiary Guarantees of the Initial Securities and
         (y) Exchange Securities issued in exchange for the Initial Securities (other than Additional Securities) and any Subsidiary Guarantee of such Exchange Securities;

                  (C) Indebtedness existing on the Closing Date;

                  (D) Indebtedness of the Company or any Restricted Subsidiary owed to:

                           (i) the Company; or

                           (ii) any Restricted Subsidiary;

         provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (D);

                  (E) Acquired Indebtedness incurred in connection with the consummation of the COPI Settlement;

                  (F) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance, refund, repay or defease, outstanding Indebtedness (other than Indebtedness Incurred under clause (A), (D),
         (G) or (H) of this paragraph (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced, refunded, repaid or defeased (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Securities or

         Indebtedness that ranks equally with, or subordinate in right of payment to, the Securities shall only be permitted under this clause
         (F) if:

                           (i) in case the Securities are refinanced in part or
                  the Indebtedness to be refinanced ranks equally with the Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, ranks equally with or is expressly made subordinate in right of payment to the remaining Securities;

                           (ii) in case the Indebtedness to be refinanced is
                  subordinated in right of payment to the Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Securities at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities; and

                           (iii) such new Indebtedness, determined as of the
                  date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced, refunded, repaid or defeased, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced, refunded, repaid or defeased; provided that if such Indebtedness being refinanced is Designated Refinance Indebtedness, the conditions in this clause (iii) shall be deemed to be satisfied so long as such new Indebtedness, determined as of the date of incurrence of such new Indebtedness, does not mature prior to the Refinancing Date and has an Average Life at least equal to the Average Life of the Indebtedness to be refinanced (assuming the Indebtedness to be refinanced has a final Stated Maturity and is repaid in full on the Refinancing
                  Date);

         provided further that (x) in no event may Indebtedness of the Company that ranks equally with or subordinate in right of payment to the Securities be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (F) and (y) for purposes of this clause (F), Subsidiary Debt and Secured Indebtedness shall be deemed to rank prior to the Securities;

                  (G) Indebtedness;

                           (i) in respect of performance, surety or appeal bonds
                  provided in the ordinary course of business;

                           (ii) under Currency Agreements and Interest Rate
                  Agreements; provided that such agreements (i) are designed solely to protect the Company or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

                           (iii) arising from agreements providing for
                  indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries on a consolidated basis in connection with such disposition; and

                  (H) Guarantees of Indebtedness of the Company by any of its Restricted Subsidiaries, provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.19.

                  (5) Notwithstanding any other provision of this Section 4.04, the maximum amount of Indebtedness that the Company or any of its Restricted Subsidiaries may Incur pursuant to this Section 4.04 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

                  (6) For purposes of determining any particular amount of Indebtedness under this Section 4.04:

                  (i) Indebtedness Incurred under the Line of Credit on or prior to the Closing Date shall be treated as Incurred pursuant to clause (A) of paragraph (4) of this Section 4.04;

                 (ii) Obligations with respect to letters of credit, Guarantees or Liens supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; and

                (iii) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.12 shall not be treated as Indebtedness.

For purposes of determining compliance with this Section 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (i) in this paragraph (6)), the Company, in its sole discretion, shall classify (and may reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

SECTION 4.05. Limitation on Investment Company Status.

                  The Issuers and the Subsidiaries shall not take any action, or otherwise permit to exist any circumstance, that would require either of the Issuers or such Subsidiaries to register as "investment companies" under the Investment Company Act of 1940, as amended.

SECTION 4.06. Limitation on Asset Sales.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

                  (1) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

                  (2) at least 75% of the consideration received consists of cash or Temporary Cash Investments.

                  In the event and to the extent that the Net Cash Proceeds received by the Company or such Restricted Subsidiary from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 5% of Adjusted Total Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Restricted Subsidiaries has been filed with the Commission or provided to the Trustee pursuant to Section 4.09), then the Company shall or shall cause the relevant Restricted Subsidiary to:

                  (1) within 12 months after the date Net Cash Proceeds so received exceed 5% of Adjusted Total Assets:

                           (i) apply an amount equal to such excess Net Cash
                  Proceeds to permanently reduce Indebtedness of any Restricted Subsidiary owing to a Person other than the Company or any of its Restricted Subsidiaries or, in the case of an Asset Sale of assets of Crescent Real Estate Funding IX, L.P., to redeem Funding IX Preferred Shares; or

                           (ii) invest an equal amount, or the amount not so
                  applied pursuant to the foregoing clause (i) (or enter into a definitive agreement committing to so invest within 6 months after the date of such agreement), in property or assets (other than current assets and other than notes, bonds, obligations or securities) of a nature or type (or in a Restricted Subsidiary or a Permitted Joint Venture having property and assets of a nature or type) useful in a Related Business ("Replacement Assets") on the date of such investment; and

                  (2) apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this Section 4.06.

The amount of Net Cash Proceeds shall be reduced from time to time to the extent applied in accordance with this paragraph.

                  The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the second preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds." If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this Section 4.06 totals at least $50 million, the Issuers must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and holders of other Pari Passu Indebtedness to the extent required by the terms thereof) on a pro rata basis an aggregate principal amount of Securities (and other such Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest (if any) to the Payment Date.

                  Notwithstanding the first two paragraphs of this Section 4.06, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

                  (1) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

                  (2) such Asset Sale is for fair market value; provided that any cash or Temporary Cash Investments received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the first three paragraphs of this covenant.

SECTION 4.07. Limitation on Restricted Payments.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Company or any of its Restricted Subsidiaries, other than:

                           (i) dividends or distributions payable solely in
                  shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock; and

                           (ii) pro rata dividends or distributions on Common
                  Stock of any Restricted Subsidiary held by minority stockholders;

                  (2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of:

                           (i) the Company or an Unrestricted Subsidiary
                  (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Company or any of its Restricted Subsidiaries unless in connection with such purchase the Unrestricted Subsidiary is designated as a Restricted Subsidiary; or

                           (ii) a Restricted Subsidiary (including options,
                  warrants or other rights to acquire such shares of Capital Stock) other than Capital Stock owned by the Company or another Restricted Subsidiary;

                  (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Securities; or

                  (4) make an Investment, other than a Permitted Investment, in any Person,

(such payments or any other actions described in clauses (1) through (4) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

                  (A) a Default or Event of Default shall have occurred and be continuing;

                  (B) the Company or such Restricted Subsidiary could not Incur at least $1.00 of Indebtedness under any of the paragraphs (1), (2) and
         (3) of Section 4.04; or

                  (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

                           (i) 95% of the aggregate amount of the Funds From
                  Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or any of its Restricted Subsidiaries to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the first full fiscal quarter beginning prior to the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.09; plus

                           (ii) the aggregate Net Cash Proceeds received by the
                  Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock and other than in respect of the COPI Settlement and without duplication of the proceeds from the issuance of Capital Stock utilized pursuant to clause (3) or (4) of the following paragraph) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities); plus

                           (iii) an amount equal to the net reduction in
                  Investments (other than reductions in Permitted Investments (without giving effect to clause (2) in the definition thereof)) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted

                  Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments").

                  The foregoing provisions shall not be violated by reason of:

                  (1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

                  (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (F) of paragraph (4) of Section 4.04;

                  (3) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

                  (4) the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of the Company which is subordinated in right of payment to the Securities in exchange for, or out of the proceeds of, a substantially concurrent issuance of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

                  (5) dividends or distributions by the Company to its limited partners that are necessary for Crescent REIT to maintain its status as a real estate investment trust under the Code, provided that Crescent REIT contemporaneously distributes such dividends or distributions as it so receives to its shareholders;

                  (6) payments or distributions, to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Section 5.01;

                  (7) the retirement of Capital Stock of the Company (i) upon conversion of limited partnership units solely into Common Stock of Crescent REIT or (ii) solely in connection with the retirement of any Capital Stock of Crescent REIT without the payment of cash or assets by the Company;

                  (8) the making of Construction Loan Guarantees; provided that
         (x) the total amount of Indebtedness guaranteed in reliance on this clause (8) shall not exceed $300 million at any time and (y) at the time of the making of such Construction Loan Guarantee, the Company could Incur at least $1.00 of Indebtedness under each of paragraphs
         (1), (2) and (3) of Section 4.04;

                  (9) the distribution by the Company of shares of Common Stock of a Subsidiary of the Company to its limited partners in connection with the COPI Settlement; provided that (a) the fair market value of assets owned or held by such Subsidiary does not exceed $30 million and
         (b) Crescent REIT contemporaneously distributes any shares of Common Stock received by it in the distribution to its shareholders;

                  (10) the redemption of the Funding IX Preferred Shares at a redemption price not to exceed $218,423,000, plus accrued and unpaid dividends;

                  (11) the consummation of the Funding IX Transactions;

                  (12) the payment of regularly scheduled dividends on the Series A Preferred Units of the Company to Crescent REIT to the extent Crescent REIT is contemporaneously paying regularly scheduled dividends on the Series A Preferred Stock of Crescent REIT, not to exceed $13.5 million in any fiscal year;

                  (13) the redemption or repurchase of shares of Common Stock of Restricted Subsidiaries held by Persons other than the Company or another Restricted Subsidiary; provided that, at the time thereof and after giving effect thereto, the Company could Incur at least $1.00 of Indebtedness under each of paragraphs (1), (2) and (3) of Section 4.04;

                  (14) Investments in Permitted Joint Ventures in an aggregate amount made in reliance on this clause (14) not to exceed 10% of Adjusted Total Assets at the time of any such Investment; provided that at the time of, and after giving effect to, the proposed Investment, the Company could have Incurred at least $1.00 of Indebtedness under each of paragraphs (1), (2) and (3) of Section 4.04;

                  (15) other Investments in an aggregate amount made in reliance on this clause (15) not to exceed $250 million at any time; or

                  (16) Restricted Payments in an aggregate amount made in reliance on this clause (16) not to exceed the greater of (x) $250 million and (y) 5% of Adjusted Total Assets, in each case after the Closing Date; provided that at the time of, and after giving effect to, the proposed Restricted Payment, the Interest Coverage Ratio of the

         Company and its Restricted Subsidiaries on a consolidated basis would be greater than 2.0 to 1;

provided that, except in the case of clauses (1) and (7), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein. The Restricted Payments permitted pursuant to paragraphs (1), (5) and (12) of this paragraph only shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.07 have been met with respect to any subsequent Restricted Payments; provided that if the Company or any Restricted Subsidiary is required to or make any payment under any Construction Loan Guarantee referred to in clause (8) of this paragraph, then the amount of such Construction Loan Guarantee shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.07 have been met with respect to any subsequent Restricted Payments.

SECTION 4.08. Notice of Defaults.

                  (a) In the event that any Indebtedness of the Issuers or any of their Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Issuers shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Issuers are taking or propose to take with respect thereto.

                  (b) Upon becoming aware of the occurrence and continuation of any Default or Event of Default, the Issuers shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.09. Reports.

                  Whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by
Section 13(a) or 15(d) under the Exchange Act if it were subject thereto; provided that, if filing such documents by the Company with the Commission is not permitted under the Exchange Act, the Company shall provide such documents to the Trustee and upon written request supply copies of such documents to any prospective Holder. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, the Company shall furnish to any Holder and to any prospective investor, upon request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act by Persons who are not "affiliates" under the Securities Act.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of the covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.10. Limitations on Dividend and Other Payment Restrictions Affecting
              Restricted Subsidiaries.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

                  (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

                  (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

                  (iii) make loans or advances to the Company or any other Restricted Subsidiary; or

                  (iv) transfer its property or assets to the Company or any other Restricted Subsidiary.

                  The foregoing provisions shall not restrict any encumbrances or restrictions:

                  (1) existing on the Closing Date in the Line of Credit and any other agreement in effect on the Closing Date and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders of the Securities than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                  (2) in the case of clause (iii) and (iv) in the first paragraph of this Section 4.10, imposed under any applicable documents or instruments pertaining to any Secured Indebtedness (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets);

                  (3) existing under or by reason of applicable law;

                  (4) existing with respect to any Person or the property or assets of such Person acquired by the Company or any of its Restricted Subsidiaries, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                  (5) in the case of clause (iv) in the first paragraph of this
         Section 4.10:

                           (i) that restrict in a customary manner the
                  subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

                           (ii) existing by virtue of any transfer of, agreement
                  to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any of its Restricted Subsidiaries not otherwise prohibited by this Indenture; or

                           (iii) arising or agreed to in the ordinary course of
                  business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries in any manner material to the Company and its Restricted Subsidiaries taken as a whole;

                  (6) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

                  (7) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

                           (i) the encumbrance or restriction applies only in
                  the event of a default after the expiration of any cure period and the giving of any required notice contained in such Indebtedness or agreement;

                           (ii) the encumbrance or restriction is not materially
                  more disadvantageous to the Holders of the Securities than is customary in comparable financings (as determined by the Company); and

                           (iii) the Company determines that such an encumbrance
                  or restriction will not materially affect such Person's ability to make principal or interest payments on the Securities.

Nothing contained in this Section 4.10 shall prevent the Company or any Restricted Subsidiary from: creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.12, or restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

SECTION 4.11. Change of Control.

                  The Issuers must commence, within 30 days of the occurrence of a Change of Control, and, within 60 days of the occurrence of a Change of Control, consummate an Offer to Purchase for all Securities then outstanding, at a purchase price equal to 101% of the principal amount of the Securities, plus accrued interest (if any) to the Payment Date.

SECTION 4.12. Limitation on Liens.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, secure any Indebtedness, which term includes for purposes of this Section 4.12, any refinancings of such Indebtedness, of the Company outstanding on the Closing Date (other than Indebtedness of the Company secured on the Closing Date by a Lien to the extent of the assets securing such Indebtedness on the Closing Date and other than Indebtedness under the Line of Credit) by a Lien unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Indebtedness for so long as such Indebtedness is secured by such Lien; provided, however, that this covenant shall not apply to assets subject to Liens or other restrictions in favor of any Indebtedness of the Company outstanding on the Closing Date, if the terms of such Indebtedness prohibit the Company or any of its Restricted Subsidiaries from creating, or suffering to be created, the limitation on Liens contained in this covenant with respect to such assets.

SECTION 4.13. Compliance Certificate.

                  The Issuers shall deliver to the Trustee within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuers and the Restricted Subsidiaries and of their performance under the Indenture has been made under the supervision of the signing officer with a view to determining whether the Issuers have fulfilled all obligations thereunder or whether a Default or Event of Default has occurred and whether or not the signer knows of any Default or Event of Default by the Issuers that occurred during such fiscal year and, if he or she does know of such a Default or Event of Default, its status and the action the Issuers are taking or propose to take with respect thereto. The first certificate to be delivered by the Issuers pursuant to this Section 4.13 shall be for the fiscal year ending December 31, 2002.

SECTION 4.14. Existence.

                  Subject to Article Five, the Issuers shall do or shall cause to be done all things necessary to preserve and keep in full force and effect their corporate or partnership existence, as applicable, and the corporate, partnership or other existence of each Subsidiary in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and material franchises of the Issuers and the Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and the Subsidiaries, taken as a whole.

SECTION 4.15. Maintenance of Properties and Insurance.

                  (a) The Issuers shall, and shall cause each of the Restricted Subsidiaries to, maintain their material properties in normal condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals or replacements thereto as in the judgment of the Issuers may be reasonably necessary to the conduct of the business of the Issuers and the Restricted Subsidiaries; provided, however, that nothing in this Section 4.15 shall prevent the Issuers or any of the Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such properties are, in the reasonable and good faith judgment of the board of directors of the Issuers or the applicable Restricted Subsidiary, as the case may be, no longer reasonably necessary in the conduct of their respective businesses.

                  (b) The Issuers shall provide or cause to be provided, for themselves and each of the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Issuers, are reasonably adequate and appropriate for the conduct of the business of the Issuers and such Restricted Subsidiaries.

SECTION 4.16. Payment of Taxes and Other Claims.

                  The Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon them or any of the Restricted Subsidiaries or properties of either Issuer or any of the Restricted Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid, might by law become a Lien upon the property of either Issuer or any of the Restricted Subsidiaries; provided, however, that there shall not be required to be paid or discharged any such tax, assessment or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.17. Waiver of Stay, Extension or Usury Laws.

                  The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the obligations or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.18. Maintenance of Total Unencumbered Assets.

                  The Company will, and will cause its Restricted Subsidiaries to, maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis.

SECTION 4.19. Limitation on Issuances of Guarantees by Restricted Subsidiaries.

                  The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless:

                  (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary; and

                  (2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee.

If the Guaranteed Indebtedness:

                  (i) ranks equally with the Securities, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guarantee; or

                  (ii) is subordinate to the Securities,

then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

                  (1) any sale, exchange or transfer, to any Person not an Affiliate of the Company or Crescent REIT, of all of the Capital Stock held by the Company and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture); or

                  (2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee and all other Guarantees of Indebtedness of the Company by such Restricted Subsidiary, except a discharge or release by or as a result of payment under such Guarantee.

SECTION 4.20. Limitation on Sale-Leaseback Transactions.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby any of them sells or transfers such assets or properties and then or thereafter leases such assets or properties or any substantial part thereof.

                  The foregoing restriction does not apply to any sale-leaseback transaction if:

                  (1) the transaction is solely between the Company and any Restricted Subsidiary or solely between Restricted Subsidiaries; or

                  (2) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (1) or (2) of the second paragraph of Section 4.06.

SECTION 4.21. Limitation on Business Activities of Crescent Finance.

                  Crescent Finance will not hold any assets, become liable for any obligations, engage in any trade or business or conduct any business activity other than the issuance of all of its Capital Stock to the Company or any Wholly Owned Restricted Subsidiary of the Company, the Incurrence of Indebtedness as a co-obligor or guarantor of Indebtedness Incurred by the Company, including the Initial Securities and the Exchange Securities, if any, that is permitted to be Incurred by the Company under Section 4.04 (provided that the net proceeds of such Indebtedness are retained by the Company or loaned to or contributed as capital to one or more of the Restricted Subsidiaries other than Crescent Finance), and activities and obligations incidental thereto. Neither the Company nor any Restricted Subsidiary shall engage in any transactions with Crescent Finance in violation of the immediately preceding sentence.

SECTION 4.22. Suspension of Certain Covenants.

                  During the Suspension Period, the provisions of Sections 4.03, 4.06, 4.07, 4.10, 4.12, 4.19 and 4.20 will not apply. The provisions of Sections 4.01, 4.02, 4.04, 4.05, 4.08, 4.09, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and
4.21 will apply at all times, whether or not during the Suspension Period, so long as any Securities remain outstanding under this Indenture.

                  "Suspension Period" means the period (a) beginning on the date that:

                  (1) the Securities have Investment Grade Status;

                  (2) no Default or Event of Default has occurred and is continuing; and

                  (3) the Company has delivered an officers' certificate to the Trustee certifying that the conditions set forth in clauses (1) and (2) above are satisfied,

and (b) ending on the date (the "Reversion Date") that:

                  (1) either Moody's or S&P ceases to have the applicable ratings specified in the definition of "Investment Grade Status" for the Securities; or

                  (2) a Default or Event of Default has occurred and is continuing.

For purposes of calculating the amount available to be made as Restricted Payments under clause (C) of the first paragraph of Section 4.07, calculations under that clause will be made with reference to the Closing Date as set forth in that clause. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under clause (C) and the items specified in subclause (i)-(iii) under clause (C) that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under clause (C).

                  For purposes of Section 4.06, on the Reversion Date, the Excess Proceeds will be reset to zero.


                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION


SECTION 5.01. Mergers, Sale of Assets, etc.

                  Neither of the Issuers will merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into either of the Issuers unless:

                  (1) such Issuer shall be the continuing Person, or the Person formed by such consolidation or into which such Issuer is merged or that acquired or leased such property and assets of such Issuer shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof (provided that for so long as the Company or any successor Person is a partnership there must be a co-issuer of the Securities that is a Wholly Owned Restricted Subsidiary of the Company and that is a corporation organized and existing under the laws of the United States or any state or jurisdiction thereof) and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of such Issuer on the Securities and under this Indenture;

                  (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (3) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Securities replacing the Company (x) could Incur at least $1.00 of Indebtedness under each of paragraphs (1), (2) and (3) of Section 4.04 and (y) has a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                  (4) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3)) and an

         Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided that clause (3) above will not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of either Issuer; and provided, further, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale, or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02. Successor Corporation Substituted.

                  In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which a Issuer is not the surviving person and the surviving person is to assume all the Obligations of such Issuer under the Securities, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture, such surviving person shall succeed to, and be substituted for, and may exercise every right and power of the Issuer, and such Issuer shall be discharged from its Obligations under this Indenture, the Securities and the Registration Rights Agreement.


                                   ARTICLE SIX

                              DEFAULT AND REMEDIES


SECTION 6.01. Events of Default.

                  Events of Default under this Indenture include the following:

                  (1) default in the payment of principal of, or premium, if any, on any Security when due and payable at maturity, upon acceleration, redemption or otherwise;

                  (2) default in the payment of interest on any Security when due and payable, and such default continues for a period of 30 days;

                  (3) default in the performance or breach of the provisions
         Section 5.01 or the failure by the Issuers to make or consummate an Offer to Purchase in accordance with Sections 4.06 or 4.11;

                  (4) default in the performance of or breaches any other covenant or agreement in this Indenture or under the Securities (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;

                  (5) there occurs with respect to any issue or issues of Indebtedness of either Issuer or any of the Restricted Subsidiaries having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created:

                           (i) an event of default that has caused the holder
                  thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity; or

                           (ii) the failure to make a principal payment at the
                  final (but not any interim) fixed maturity;

                  (6) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

                           (i) shall be rendered against either Issuer or any
                  Restricted Subsidiary and shall not be paid or discharged; and

                           (ii) there shall be any period of 60 consecutive days
                  following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (7) a court having jurisdiction in the premises enters a decree or order for:

                           (i) relief in respect of either Issuer or any
                  Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

                           (ii) appointment of a receiver, liquidator, assignee,
                  custodian, trustee, sequestrator or similar official of either Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of either Issuer or any Significant Subsidiary; or

                           (iii) the winding up or liquidation of the affairs of
                  either Issuer or any Significant Subsidiary,

         and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (8) either Issuer or any Significant Subsidiary:

                           (i) commences a voluntary case under any applicable
                  bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law;

                           (ii) consents to the appointment of or taking
                  possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of either Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of either Issuer or any Significant Subsidiary; or

                           (iii) effects any general assignment for the benefit
                  of its creditors.

SECTION 6.02. Acceleration.

                  If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to either Issuer) occurs and is continuing, the Trustee may, or the Trustee upon the request of Holders of 25% in principal amount of the outstanding Securities shall, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities may declare the principal of all the Securities, together with all accrued and unpaid interest and premium, if any, to be due and payable by notice in writing to the Issuers and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

                  If an Event or Default specified in clause (7) or (8) of
Section 6.01 occurs with respect to either Issuer, the principal of, premium, if any, and accrued interest on the Securities then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  The Holders of at least a majority in principal amount of the outstanding Securities by written notice to the Issuers and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

                  (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived; and

                  (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Default.

                  Subject to Sections 2.09, 6.07 and 9.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (i), (ii) and (iii) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in
Section 9.02. The Issuers shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuers, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this
Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such
Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

                  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

                  Subject to Section 2.09, the Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of another Holder, it being understood that the Trustee shall have no duty (subject to Section 7.01) to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06. Limitation on Suits.

                  A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer and provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (v) during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. Such occurrence, request and indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and the trusts of this Indenture and to any action or cause of action for the enforcement of this Indenture or for the appointment of a receiver or for any other right or remedy hereunder.

SECTION 6.08. Collection Suit by Trustee.

                  If an Event of Default in payment of principal, premium, if any, or interest specified in Section 6.01(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

SECTION 6.10. Priorities.

                  If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Third: to the Issuers.

                  The Trustee, upon prior written notice to the Issuers, may fix a record date and payment date for any payment to the Holders pursuant to this
Section 6.10.

SECTION 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

                                  ARTICLE SEVEN

                                     TRUSTEE


SECTION 7.01. Duties of Trustee.

                  (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of a Default:

                  (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or any facts stated therein).

                  (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 and 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care and appointed with the consent of the Issuers.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) Before the Trustee acts or refrains from acting, it may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) Any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors or the board of directors of Crescent Finance may be sufficiently evidenced by a Board Resolution.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the expense of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation.

                  (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

                  (j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

                  (l) The rights, privileges, protections, immunities and benefits afforded to the Trustee, including, without limitation, the right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed by the Trustee to act hereunder.

SECTION 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Defaults.

                  If a Default or an Event of Default occurs and is continuing and a Trust Officer has actual knowledge of such Defaults or Events of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Security or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 7.06. Reports by Trustee to Holders.

                  If required by TIA Section 313(a), within 60 days after each February 1 beginning with February 1, 2003, the Trustee shall mail to each Holder a report dated as of such February 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

                  A copy of each such report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Securities are listed.

                  The Issuers shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

                  The Issuers shall pay to the Trustee and the Agents from time to time, and the Trustee and the Agents shall be entitled to, such compensation as the Issuers and the Trustee and the Agents shall from time to time agree in writing for their respective services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee and the Agents upon request for all reasonable disbursements, expenses and advances, including all costs and expenses of collection and reasonable fees, disbursements and expenses of its agents and outside counsel incurred or made by any of them in addition to the compensation for their respective services except any such disbursements, expenses and advances as may be attributable to negligence or willful misconduct of the party to be reimbursed. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and outside counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

                  The Issuers shall, jointly and severally, indemnify the Trustee and the Agents for, and hold them harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the indemnified party and taxes based upon, measured by or determined by the income of the indemnified party), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is determined by a court of competent jurisdiction to be due to negligence or willful misconduct of the indemnified party. The indemnified party shall notify the Issuers promptly of any claim asserted against the indemnified party for which it may seek indemnity. However, the failure by the indemnified party to so notify the Issuers shall not relieve the Issuers of their obligations hereunder unless the Issuers have been prejudiced thereby. The Issuers shall defend the claim and the indemnified party shall cooperate in the defense at the expense of the Issuers; provided that the Issuers shall not be liable in any action or for which they have assumed the defense for the expenses of separate counsel to the indemnified party unless (1) the employment of separate counsel has been authorized by the Issuers, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to the indemnified party that are different from or in addition to those available to the Issuers or (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the Issuers; provided further, however, that in any such event the reimbursement obligation of the Issuers with respect to separate counsel of the indemnified party will be limited to the reasonable fees and expenses of one such counsel.

                  The Issuers need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or an Agent as a result of its own negligence or willful misconduct.

                  To secure the payment obligations of the Issuers in this
Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, or interest on particular Securities.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.

                  The provisions of this Section 7.07 shall survive the termination of this Indenture and the resignation and removal of the Trustee.

SECTION 7.08. Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Issuers in writing and may appoint a successor Trustee with the Issuers' consent. The Issuers may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

                  This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA
Section 310(b), the Trustee and the Issuers shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven. The provisions of TIA Section 310 shall apply to the Issuers and any other obligor of the Securities.

SECTION 7.11. Preferential Collection of Claims Against the Issuers.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE


SECTION 8.01. Termination of the Issuers' Obligations.

                  The Issuers may terminate their obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if:

                  (i) either (a) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable or have been called for redemption and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                  (ii) the Issuers have paid all other sums payable under this Indenture by the Issuers; and

                  (iii) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the first paragraph of this Section 8.01, the Issuers' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05
and 8.06 shall survive until the Securities are no longer outstanding pursuant to Section 2.08. After the Securities are no longer outstanding, the Issuers' obligations in Sections 7.07, 7.08, 8.05 and 8.06 shall survive.

                  After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Legal Defeasance and Covenant Defeasance

                  (a) The Issuers may, at their option, at any time elect to have either paragraph (b) or (c) below be applied to all outstanding Securities, subject in either case to compliance with the conditions set forth in Section 8.03.

                  (b) Upon the Issuers' exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Securities when such payments are due, (ii) the Issuers' obligations with respect to the Securities under Sections 2.03 through 2.07, inclusive, and 4.02, (iii) the rights, powers, trust, duties and immunities of the Trustee under this Indenture and the Issuers' obligations in connection therewith and (iv) this Article Eight of this Indenture (hereinafter, "Legal Defeasance"). Subject to compliance with this Article Eight, the Issuers may exercise their option under this paragraph (b) notwithstanding the prior exercise of their option under paragraph (c) hereof.

                  (c) Upon the Issuers' exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their obligations under Sections 4.03 through 4.07, inclusive, 4.09 through 4.12, inclusive, 4.18 through 4.21, inclusive, and clause (3) of Section 5.01 and clauses (5) and (6) under Events of Default shall no longer be Events of Default with respect to the outstanding Securities (hereinafter, "Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Securities.

SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

                  In order to exercise either Legal Defeasance pursuant to
Section 8.02(b) or Covenant Defeasance pursuant to Section 8.02(c):

                  (a) the Issuers must have deposited with the Trustee, in trust, money and or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Securities at Stated Maturity of such payments in accordance with the terms of this Indenture and the Securities;

                  (b) in the case of an election under Section 8.02(b), the Issuers shall have delivered to the Trustee either (i) an Opinion of Counsel in the United States to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuers' exercise of the option under
         Section 8.02(b) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (ii) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the Opinion of Counsel mentioned in clause (i);

                  (c) in the case of an election under Section 8.02(c), the delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (d) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of any Bankruptcy Law or Section 15 of the New York Debtor or Creditor Law, and

                  (e) immediately after giving effect to such deposit on a pro forma basis, no Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the Final Maturity Date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

SECTION 8.04. Application of Trust Money; Trustee Acknowledgment and Indemnity.

                  The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 8.01 or 8.02, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of, premium, if any, and interest on the Securities.

                  After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' obligations under the Securities and this Indenture except for those surviving obligations specified above.

                  The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to Section 8.01 or 8.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 8.05. Repayment to Issuers.

                  Subject to Sections 7.07 and 8.04, the Trustee shall promptly pay to the Issuers upon written request any excess money held by it at any time. The Trustee shall pay to the Issuers upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Issuers cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Issuers. After payment to the Issuers, Holders entitled to money must look solely to the Issuers for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.06. Reinstatement.

                  If the Trustee is unable to apply any money or United States Government Obligations in accordance with Sections 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 or 8.02 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Sections
8.01 or 8.02; provided, however, that if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 9.01. Without Consent of Holders.

                  The Issuers, when authorized by a resolution of the Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

                  (a) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

                  (b) to effect the assumption by a successor Person of all obligations of either Issuer under the Securities and this Indenture in connection with any transaction complying with Article Five of this Indenture;

                  (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (e) to make any change that would provide any additional benefit or rights to the Holders;

                  (f) to make any other change that does not adversely affect the rights of any Holder under this Indenture;

                  (g) to add to the covenants of the Issuers for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuers;

                  (h) to add a Guarantor pursuant to the requirements of Section 4.19; or

                  (i) to secure the Securities pursuant to the requirements of
         Section 4.12 or otherwise;

provided, however, that the Issuers have delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01 and Section 9.03.

SECTION 9.02. With Consent of Holders.

                  Subject to Section 6.07, the Issuers, when authorized by a Board Resolution, and the Trustee may modify, amend or supplement, or waive compliance by the Issuers with any provision of, this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. However, without the consent of each Holder affected, no such modification, amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

                  (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

                  (2) reduce the principal amount of, or premium, if any, or interest on, any Security;

                  (3) change the place of payment of principal of, or premium, if any, or interest on, any Security;

                  (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Security;

                  (5) waive a default in the payment of principal of, premium, if any, or interest on the Securities;

                  (6) following the occurrence of a Change of Control, amend, change, or modify in any respect the obligation of the Issuers to make and consummate an Offer to Purchase in the event of a Change of Control that has occurred or modify any of the provisions or definitions with respect thereto;

                  (7) alter the provisions relating to the redemption of the Securities at the option of the Issuers;

                  (8) make the Securities subordinated in right of payment to any other Indebtedness of the Issuers; or

                  (9) reduce the above-stated percentages of outstanding Securities the Consent of whose Holders is necessary to modify, amend or waive compliance with certain provisions of this Indenture.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03. Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Record Date for Consents and Effect of Consents.

                  The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Trustee is entitled to rely upon any electronic instruction from beneficial owners to the Holders of any Global Security.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(1) through (9) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05. Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, etc.

                  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Issuers, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                   ARTICLE TEN

                                  MISCELLANEOUS


SECTION 10.01. Trust Indenture Act Controls.

                  This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 10.02. Notices.

                  Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

                  if to the Issuers:

                  Crescent Real Estate Equities Limited Partnership Crescent Finance Company
                  777 Main Street, Suite 2100
                  Fort Worth, Texas 76102
                  Attention: Corporate Secretary

                  Facsimile: (817) 321-2000
                  Telephone: (817) 321-2100

                  Copy to:

                  Shaw Pittman LLP
                  2300 N Street, NW
                  Washington, DC 20037
                  Attention: Robert B. Robbins, Esq.

                  Facsimile: (202) 663-8007
                  Telephone: (202) 663-8136

                  if to the Trustee:

                  UMB Bank, N.A.
                  2 South Broadway, Suite 435
                  St. Louis, Missouri 63102
                  Attention: Corporate Trust Department

                  Facsimile: (314) 812-8498
                  Telephone: (314) 612-8044

                  Copy to:

                  UMB Bank, N.A.
                  c/o HSBC Bank USA
                  110 William Street
                  New York, New York 10038
                  Facsimile: (718) 488-4488
                  Telephone: (718) 488-4472

                  The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA
Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him at his address as set forth on the Security register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it; provided that a notice to the Trustee delivered by facsimile shall be deemed received upon the receipt of the facsimile, provided that such facsimile is confirmed telephonically and a copy of such notice is forwarded to the Trustee by guaranteed overnight courier.

SECTION 10.03. Communications by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 10.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 10.05. Statements Required in Certificate.

                  Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 10.06. Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 10.07. Governing Law.

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.08. No Recourse Against Others.

                  No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under any obligation, covenant or agreement of the Issuers in this Indenture, or in any of the Securities or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling person of the Issuers or of any successor Person thereof. Each holder, by accepting the Securities, waives and releases all such liability.

SECTION 10.09. Successors.

                  All agreements of the Issuers in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.10. Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original or facsimile, but all of them together represent the same agreement.

SECTION 10.11. Severability.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 10.12. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or a Subsidiary of the Issuers. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13. Legal Holidays.

                  If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day.


                  [Remainder of page intentionally left blank]

                                   SIGNATURES


                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                    CRESCENT REAL ESTATE EQUITIES
                                    LIMITED PARTNERSHIP


                                    By: Crescent Real Estate Equities, Ltd.,
                                        its general partner


                                    By: /s/ Jerry R. Crenshaw, Jr.
                                        ----------------------------------------
                                        Name: Jerry R. Crenshaw, Jr.
                                        Title: Senior Vice President and
                                               Chief Financial Officer


                                    CRESCENT FINANCE COMPANY


                                    By: /s/ David M. Dean
                                        ----------------------------------------
                                        Name: David M. Dean
                                        Title: Executive Vice President, Law
                                               and Administration and Secretary


                                    UMB BANK, N.A., as Trustee


                                    By: /s/ Victor Zarrilli
                                        ----------------------------------------
                                        Name: Victor Zarrilli
                                        Title: Vice President

                                                                     EXHIBIT A-1


                          [FORM OF SERIES A-1 SECURITY]


                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER OF THE ISSUERS OR ANY RESPECTIVE AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO EITHER OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(E) OR (F) TO REQUIRE THE DELIVERY OF


                                     A-1-1

AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.


                                     A-1-2

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                            CRESCENT FINANCE COMPANY
                     9.25% Senior Note due 2009, Series A-1

                                                                 CUSIP No. [   ]

No. [      ]                                                           $[      ]


                  CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Company"), and CRESCENT FINANCE COMPANY (Crescent Finance and, together with the Company, the "Issuers," which term includes any successor entities), for value received, jointly and severally promise to pay
to [         ] or registered assigns the principal sum of [       ] Dollars,
on April 15, 2009.

                  Interest Payment Dates: April 15 and October 15, commencing on October 15, 2002.

                  Interest Record Dates: April 1 and October 1.

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                                     A-1-3

                  IN WITNESS WHEREOF, each of the Issuers has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                                        CRESCENT REAL ESTATE EQUITIES
                                           LIMITED PARTNERSHIP

                                        By: Crescent Real Estate Equities, Ltd.,
                                            its general partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        CRESCENT FINANCE COMPANY


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: April 15, 2002


                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the 9.25% Senior Notes due 2009, Series A-1, described in the within-mentioned Indenture.

Dated: April 15, 2002

                                        UMB BANK, N.A., as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory


                                     A-1-4

                              (REVERSE OF SECURITY)

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                            CRESCENT FINANCE COMPANY

                     9.25% Senior Note due 2009, Series A-1


1.      Interest.

                  CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP and Crescent Finance Company jointly and severally promise to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 15, 2002. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing on October 15, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Issuers shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Securities.

2.      Method of Payment.

                  The Issuers shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.      Paying Agent and Registrar.

                  Initially, UMB Bank, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. Either of the Issuers may, subject to certain exceptions, act as Registrar.

                                     A-1-5

4.      Indenture.

                  The Issuers issued the Securities under an Indenture, dated as of April 15, 2002 (the "Indenture"), by and among the Issuers and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Issuers designated as their 9.25% Senior Notes due 2009, Series A-1 (the "Initial Securities"), which may be issued under the Indenture. The Issuers shall be entitled to issue Additional Securities pursuant to Section 2.17 of the Indenture. The Securities include the Initial Securities, the Unrestricted Securities and the Additional Securities (each, as defined in the Indenture). All Securities issued under the Indenture are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured, senior obligations of the Issuers.

5.      Optional Redemption.

                  (a) The Issuers at their option may, from time to time, redeem all or a part of the Securities at any time on or after April 15, 2006 on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or integral multiples thereof at the following redemption prices (expressed as percentages of principal amount), plus accrued interest, if any, to the redemption date, if redeemed during the 12-month period beginning on the dates indicated below (subject to the right of Holders of record on relevant record dates to receive interest due on interest payment dates):

      Period                                     Redemption Price
      ------                                     ----------------
      April 15, 2006 ..........................       104.625%
      April 15, 2007 ..........................       102.313%
      April 15, 2008 and thereafter ...........       100.000%

                  (b) In addition, prior to April 15, 2005, the Issuers may on one or more occasions redeem up to 35% of the initial aggregate principal amount of the Securities (including the original principal amount of any Additional Securities) with all or a portion of the net proceeds of one or more Public Equity Offerings at a redemption price equal to 109.25% of the principal amount thereof plus accrued interest thereon, if any, to the date of redemption (subject to the right of Holders of record on record dates to receive interest due on interest payment dates); provided that

                                     A-1-6

                  (i) immediately after the redemption at least 65% of the initial aggregate principal amount of the Securities (including the original principal amount of any Additional Securities) remains outstanding (it being agreed that Securities held by the Issuers or any of their Affiliates shall not be deemed outstanding for this purpose); and

                  (ii) the redemption must occur within 60 days of the closing of the Public Equity Offering.

                  (c) In addition, prior to April 15, 2006, the Issuers may on not less than 30 nor more than 60 days' notice redeem the Securities in whole but not in part at any time at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on record dates to receive interest due on an interest payment date).

                  "Public Equity Offering" means any primary public offering of Common Stock pursuant to an effective registration statement under the Securities Act of Crescent REIT (to the extent the net proceeds thereof are contributed to the capital of the Company).

                  "Make-Whole Premium" means with respect to any Security at any redemption date, the excess, if any, of (a) the present value of the sum of the principal amount and premium, if any, that would be payable on such Security on April 15, 2006 and all remaining interest payments (not including any portion of such payments of interest accrued as of the redemption date) to and including April 15, 2006, discounted on a semi-annual bond equivalent basis from such maturity date to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 50 basis points, over (b) the principal amount of the Note being redeemed.

                  "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as complied by and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the period from the date of redemption to April 15, 2006, provided that if the period from the date of redemption to April 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of two United States Treasury securities having a constant maturity most nearly equal to the period from the date of redemption to April 15, 2006 for which such yields are given, except that if the average life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                                     A-1-7

6.      Notice of Redemption.

                  The Issuers must provide not less than 30 nor more than 60 days' prior notice to redeem the Securities.

7.      Offer to Purchase upon Change of Control.

                  The Issuers must commence, within 30 days of the occurrence of a Change of Control, and, within 60 days of the occurrence of a Change of Control, consummate an Offer to Purchase for all Securities then outstanding, at a purchase price equal to 101% of the principal amount of the Securities, plus accrued interest (if any) to the Payment Date.

8.      Limitation on Disposition of Assets.

                  The Issuers are, subject to certain conditions and certain exceptions, obligated to offer to purchase the Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Record Date) with the proceeds of certain asset dispositions.

9.      Denominations; Transfer; Exchange.

                  The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.     Persons Deemed Owners.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.     Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuers at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.


                                     A-1-8

12.     Legal Defeasance and Covenant Defeasance.

                  The Issuers may be discharged from their obligations under the Indenture and the Securities, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

13.     Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder.

14.     Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Issuers and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to sell assets, to permit restrictions on dividends and other payments by Subsidiaries to the Issuers, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuers must report annually to the Trustee on compliance with such limitations.

                  Certain of these covenants will be suspended under certain circumstances as set forth in Section 4.22 of the Indenture.

15.     Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The


                                     A-1-9

Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.


16.     Trustee Dealings with Issuers.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuers, their respective Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.     No Recourse Against Others.

                  No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers in the Indenture, or in any of the Securities or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling person of the Issuers or of any successor Person thereof. Each holder, by accepting the Securities waives and releases all such liability.

18.     Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.     Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

20.     CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.     Registration Rights.

                  Pursuant to the Registration Rights Agreement, the Issuers will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for a 9.25% Senior Note due 2009 of the Issuers which has


                                     A-1-10
been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

22.     Governing Law.

                  The laws of the State of New York shall govern the Indenture and this Security without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.


                                     A-1-11

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to


--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


Dated:                                       Signed:
      -----------------------
                                             ----------------------------------
                                                 (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:

-------------------
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 or Section 4.11 of the Indenture, check the appropriate box:

         Section 4.06 [      ]                  Section 4.11 [      ]

                  If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or Section 4.11 of the Indenture, state the amount: $_____________

Dated:                        Your Signature:
      ------------------                     -----------------------------------
                                                 (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:

-------------------

                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                     EXHIBIT A-2


                          [FORM OF SERIES A-2 SECURITY]


                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER OF THE ISSUERS OR ANY RESPECTIVE AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO EITHER OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION


                                     A-2-1

SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.



                                     A-2-2

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                            CRESCENT FINANCE COMPANY
                     9.25% Senior Note due 2009, Series A-2

                                                             CUSIP No. [       ]

No. [         ]                                                      $[        ]


                  CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Company"), and CRESCENT FINANCE COMPANY (Crescent Finance and, together with the Company, the "Issuers," which term includes any successor entities), for value received, jointly and severally promise to pay
to [         ] or registered assigns the principal sum of [       ] Dollars, on
April 15, 2009.

                  Interest Payment Dates: April 15 and October 15, commencing on October 15, 2002.

                  Interest Record Dates: April 1 and October 1.

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.


                                     A-2-3

                  IN WITNESS WHEREOF, each of the Issuers has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                                        CRESCENT REAL ESTATE EQUITIES
                                           LIMITED PARTNERSHIP

                                        By: Crescent Real Estate Equities, Ltd.,
                                            its general partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        CRESCENT FINANCE COMPANY

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: April 15, 2002


                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the 9.25% Senior Notes due 2009, Series A-2, described in the within-mentioned Indenture.

Dated: April 15, 2002

                                        UMB BANK, N.A., as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory


                                     A-2-4

                              (REVERSE OF SECURITY)

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                            CRESCENT FINANCE COMPANY

                     9.25% Senior Note due 2009, Series A-2


1.      Interest.

                  CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP and CRESCENT FINANCE COMPANY jointly and severally promise to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 15, 2002. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing on October 15, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Issuers shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Securities.

2.      Method of Payment.

                  The Issuers shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.      Paying Agent and Registrar.

                  Initially, UMB Bank, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. Either of the Issuers may, subject to certain exceptions, act as Registrar.


                                     A-2-5

4.      Indenture.

                  The Issuers issued the Securities under an Indenture, dated as of April 15, 2002 (the "Indenture"), by and among the Issuers and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Issuers designated as their 9.25% Senior Notes due 2009, Series A-2 (the "Initial Securities"), which may be issued under the Indenture. The Issuers shall be entitled to issue Additional Securities pursuant to Section 2.17 of the Indenture. The Securities include the Initial Securities, the Unrestricted Securities and the Additional Securities (each, as defined in the Indenture). All Securities issued under the Indenture are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured, senior obligations of the Issuers.

5.      Optional Redemption.

                  (a) The Issuers at their option may, from time to time, redeem all or a part of the Securities at any time on or after April 15, 2006 on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or integral multiples thereof at the following redemption prices (expressed as percentages of principal amount), plus accrued interest, if any, to the redemption date, if redeemed during the 12-month period beginning on the dates indicated below (subject to the right of Holders of record on relevant record dates to receive interest due on interest payment dates):

      Period                                       Redemption Price
      ------                                       ----------------
      April 15, 2006...............................     104.625%
      April 15, 2007...............................     102.313%
      April 15, 2008 and thereafter................     100.000%

                  (b) In addition, prior to April 15, 2005, the Issuers may on one or more occasions redeem up to 35% of the initial aggregate principal amount of the Securities (including the original principal amount of any Additional Securities) with all or a portion of the net proceeds of one or more Public Equity Offerings at a redemption price equal to 109.25% of the principal amount thereof plus accrued interest thereon, if any, to the date of redemption (subject to the right of Holders of record on record dates to receive interest due on interest payment dates); provided that


                                     A-2-6

                  (i) immediately after the redemption at least 65% of the initial aggregate principal amount of the Securities (including the original principal amount of any Additional Securities) remains outstanding (it being agreed that Securities held by the Issuers or any of their Affiliates shall not be deemed outstanding for this purpose); and

                  (ii) the redemption must occur within 60 days of the closing of the Public Equity Offering.

                  (c) In addition, prior to April 15, 2006, the Issuers may on not less than 30 nor more than 60 days' notice redeem the Securities in whole but not in part at any time at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on record dates to receive interest due on an interest payment date).

                  "Public Equity Offering" means any primary public offering of Common Stock pursuant to an effective registration statement under the Securities Act of Crescent REIT (to the extent the net proceeds thereof are contributed to the capital of the Company).

                  "Make-Whole Premium" means with respect to any Security at any redemption date, the excess, if any, of (a) the present value of the sum of the principal amount and premium, if any, that would be payable on such Security on April 15, 2006 and all remaining interest payments (not including any portion of such payments of interest accrued as of the redemption date) to and including April 15, 2006, discounted on a semi-annual bond equivalent basis from such maturity date to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 50 basis points, over (b) the principal amount of the Note being redeemed.

                  "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as complied by and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the period from the date of redemption to April 15, 2006, provided that if the period from the date of redemption to April 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of two United States Treasury securities having a constant maturity most nearly equal to the period from the date of redemption to April 15, 2006 for which such yields are given, except that if the average life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.


                                     A-2-7

6.      Notice of Redemption.

                  The Issuers must provide not less than 30 nor more than 60 days' prior notice to redeem the Securities.

7.      Offer to Purchase upon Change of Control.

                  The Issuers must commence, within 30 days of the occurrence of a Change of Control, and, within 60 days of the occurrence of a Change of Control, consummate an Offer to Purchase for all Securities then outstanding, at a purchase price equal to 101% of the principal amount of the Securities, plus accrued interest (if any) to the Payment Date.

8.      Limitation on Disposition of Assets.

                  The Issuers are, subject to certain conditions and certain exceptions, obligated to offer to purchase the Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Record Date) with the proceeds of certain asset dispositions.

9.      Denominations; Transfer; Exchange.

                  The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.     Persons Deemed Owners.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.      Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuers at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.


                                     A-2-8

12.     Legal Defeasance and Covenant Defeasance.

                  The Issuers may be discharged from their obligations under the Indenture and the Securities, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

13.     Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder.

14.     Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Issuers and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to sell assets, to permit restrictions on dividends and other payments by Subsidiaries to the Issuers, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuers must report annually to the Trustee on compliance with such limitations.

                  Certain of these covenants will be suspended under certain circumstances as set forth in Section 4.22 of the Indenture.

15.     Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The


                                     A-2-9

Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.     Trustee Dealings with Issuers.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuers, their respective Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.     No Recourse Against Others.

                  No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers in the Indenture, or in any of the Securities or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling person of the Issuers or of any successor Person thereof. Each holder, by accepting the Securities waives and releases all such liability.

18.     Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.     Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

20.     CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.     Registration Rights.

                  Pursuant to the Registration Rights Agreement, the Issuers will be obligated to file a shelf registration statement pursuant to which resales of this Security by a Holder may be registered under the Securities Act. The Holders shall be entitled to receive certain


                                     A-2-10
additional interest payments in the event such shelf registration statement is not declared effective by certain target registration dates, and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

22.     Governing Law.

                  The laws of the State of New York shall govern the Indenture and this Security without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.


                                     A-2-11

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to


--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


Dated:                                       Signed:
      -----------------
                                             -----------------------------------
                                             (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:

-------------------
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 or Section 4.11 of the Indenture, check the appropriate box:

         Section 4.06 [      ]                  Section 4.11 [      ]

                  If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or Section 4.11 of the Indenture, state the amount: $_____________

Dated:                        Your Signature:
       --------------------                  -----------------------------------
                                             (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:

-------------------
                      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B


                           [FORM OF SERIES B SECURITY]

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                            CRESCENT FINANCE COMPANY

                      9.25% Senior Note due 2009, Series B

                                                             CUSIP No.:[       ]

[         ]                                                         $[         ]


                  CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Company"), and CRESCENT FINANCE COMPANY (Crescent Finance and, together with the Company, the "Issuers," which term includes any successor entities), for value received, jointly and severally promise to pay
to [        ] or registered assigns the principal sum of [         ] Dollars,
on April 15, 2009.

                  Interest Payment Dates: April 15 and October 15, commencing on October 15, 2002.

                  Interest Record Dates: April 1 and October 1.

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, each of the Issuers has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                                        CRESCENT REAL ESTATE EQUITIES
                                        LIMITED PARTNERSHIP


                                        By: Crescent Real Estate Equities, Ltd.,
                                            its general partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        CRESCENT FINANCE COMPANY


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


Dated:


                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the 9.25% Senior Notes due 2009, Series B, described in the within-mentioned Indenture.

Dated:

                                        UMB BANK, N.A., as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                              (REVERSE OF SECURITY)

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                            CRESCENT FINANCE COMPANY


                      9.25% Senior Note due 2009, Series B


1.      Interest.

                  CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP and CRESCENT FINANCE COMPANY, jointly and severally promise to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 15, 2002. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing on October 15, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Issuers shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Securities.

2.      Method of Payment.

                  The Issuers shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.      Paying Agent and Registrar.

                  Initially, UMB Bank, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. Either of the Issuers may, subject to certain exceptions, act as Registrar.

4.      Indenture.

                  The Issuers issued the Securities under an Indenture, dated as of April 15, 2002 (the "Indenture"), by and among the Issuers and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Issuers designated as their 9.25% Senior Notes due 2009, Series B, which may be issued under the Indenture. The Issuers shall be entitled to issue Additional Securities pursuant to Section 2.17 of the Indenture. The Securities include the Initial Securities, the Unrestricted Securities and the Additional Securities (each, as defined in the Indenture). All Securities issued under the Indenture are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured, senior obligations of the Issuers.

5.      Optional Redemption.

                  (a) The Issuers at their option may, from time to time, redeem all or a part of the Securities at any time on or after April 15, 2006 on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or integral multiples thereof at the following redemption prices (expressed as percentages of principal amount), plus accrued interest, if any, to the redemption date, if redeemed during the 12-month period beginning on the dates indicated below (subject to the right of Holders of record on relevant record dates to receive interest due on interest payment dates):

      Period                                       Redemption Price
      ------                                       ----------------
      April 15, 2006............................       104.625%
      April 15, 2007............................       102.313%
      April 15, 2008 and thereafter.............       100.000%

                  (b) In addition, prior to April 15, 2005, the Issuers may on one or more occasions redeem up to 35% of the initial aggregate principal amount of the Securities (including the original principal amount of any Additional Securities) with all or a portion of the net proceeds of one or more Public Equity Offerings at a redemption price equal to 109.25% of the principal amount thereof plus accrued interest thereon, if any, to the date of redemption (subject to the right of Holders of record on record dates to receive interest due on interest payment dates); provided that

                  (i) immediately after the redemption at least 65% of the initial aggregate principal amount of the Securities (including the original principal amount of any Additional Securities) remains outstanding (it being agreed that Securities held by the Issuers or any of their Affiliates shall not be deemed outstanding for this purpose); and

                  (ii) the redemption must occur within 60 days of the closing of the Public Equity Offering.

                  (c) In addition, prior to April 15, 2006, the Issuers may on not less than 30 nor more than 60 days' notice redeem the Securities in whole but not in part at any time at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on record dates to receive interest due on an interest payment date).

                  "Public Equity Offering" means any primary public offering of Common Stock pursuant to an effective registration statement under the Securities Act of Crescent REIT (to the extent the net proceeds thereof are contributed to the capital of the Company).

                  "Make-Whole Premium" means with respect to any Security at any redemption date, the excess, if any, of (a) the present value of the sum of the principal amount and premium, if any, that would be payable on such Security on April 15, 2006 and all remaining interest payments (not including any portion of such payments of interest accrued as of the redemption date) to and including April 15, 2006, discounted on a semi-annual bond equivalent basis from such maturity date to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 50 basis points, over (b) the principal amount of the Note being redeemed.

                  "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as complied by and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the period from the date of redemption to April 15, 2006, provided that if the period from the date of redemption to April 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of two United States Treasury securities having a constant maturity most nearly equal to the period from the date of redemption to April 15, 2006 for which such yields are given, except that if the average life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

6.      Notice of Redemption.

                  The Issuers must provide not less than 30 nor more than 60 days' prior notice to redeem the Securities.

7.      Offer to Purchase upon Change of Control.

                  The Issuers must commence, within 30 days of the occurrence of a Change of Control, and, within 60 days of the occurrence of a Change of Control, consummate an Offer to Purchase for all Securities then outstanding, at a purchase price equal to 101% of the principal amount of the Securities, plus accrued interest (if any) to the Payment Date.

8.      Limitation on Disposition of Assets.

                  The Issuers are, subject to certain conditions and certain exceptions, obligated to offer to purchase the Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

9.      Denominations; Transfer; Exchange.

                  The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.     Persons Deemed Owners.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.     Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuers at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.     Legal Defeasance and Covenant Defeasance.

                  The Issuers may be discharged from their obligations under the Indenture and the Securities, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

13.     Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder.

14.     Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Issuers and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to sell assets, to permit restrictions on dividends and other payments by Subsidiaries to the Issuers, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuers must report annually to the Trustee on compliance with such limitations.

                  Certain of these covenants will be suspended under certain circumstances as set forth in Section 4.22 of the Indenture.

15.     Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The

Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.     Trustee Dealings with Issuers.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuers, their respective Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.     No Recourse Against Others.

                  No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under any obligation, covenant or agreement of the Issuers in this Indenture, or in any of the Securities or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling person of the Issuers or of any successor Person thereof. Each holder, by accepting the Securities, waives and releases all such liability.

18.     Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.     Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

20.     CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.     Governing Law.

                  The laws of the State of New York shall govern the Indenture and this Security without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to


--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


Dated:                                Signed:
      --------------------                   -----------------------------------
                                             (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:

--------------------
                      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 or Section 4.11 of the Indenture, check the appropriate box:

         Section 4.06 [      ]                  Section 4.11 [      ]

                  If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or Section 4.11 of the Indenture, state the amount: $_____________

Dated:                        Your Signature:
      -----------------                      -----------------------------------
                                             (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:

-------------------
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                      EXHIBIT C


                      FORM OF LEGEND FOR GLOBAL SECURITIES

                  Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT D

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

       Re: 9.25% Senior Notes due 2009 (the "Securities") of Crescent Real
           Estate Equities Limited Partnership and Crescent Finance Company)

                  This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "Transferor").

The Transferor:*

         [ ]      has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

         [ ]      has requested that the Registrar by written order exchange or register the transfer of a Physical Security or Physical Securities.

                  In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Securities does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:

         [ ]      Such Security is being acquired for the Transferor's own
account, without transfer (in satisfaction of Section 2.16 of the Indenture).

         [ ]      Such Security is being transferred to a "qualified
institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

         [ ]      Such Security is being transferred to an institutional
"accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act) which delivers a certificate to the Trustee in the form of Exhibit E to the Indenture.

         [ ]      Such Security is being transferred in reliance on Rule 144 under the Act.

         [ ]      Such Security is being transferred in reliance on and in
compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 under the Act to a person other than an institutional "accredited investor." [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

                                        ----------------------------------------
                                        [INSERT NAME OF TRANSFEROR]


                                        By:
                                           -------------------------------------
                                           [Authorized Signatory]

Date:                        *Check applicable box.
      ----------------------

                                                                       EXHIBIT E


                   Form of Transferee Letter of Representation


CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
CRESCENT FINANCE COMPANY
777 Main Street, Suite 2100
Fort Worth, Texas  76102

Ladies and Gentlemen:

                  This certificate is delivered to request a transfer of $________ principal amount of the 9.25% Senior Notes due 2009 (the "Notes") of CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP and CRESCENT FINANCE COMPANY (the "Issuers"). Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

                  Name:
                       -------------------------------------
                  Address:
                          ----------------------------------
                  Taxpayer ID Number:
                                     -----------------------

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand that the Securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and, unless so registered, may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities, prior to the date which is two years after the later of the date of original issue and the last date on which either of the Issuers or any respective affiliate of either of the Issuers was the owner of such Securities (or any predecessor of such security) (the "Resale Restriction Termination Date") only
(a) to either of the Issuers, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor acquiring the Security for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (e) or (f) above to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Issuers and the Trustee.

Dated:                                  TRANSFEREE:
      --------------------------                    ----------------------------

                                        By:
                                           -------------------------------------

                                                                       EXHIBIT F


                            Form of Certificate To Be
                             Delivered in Connection
                           with Regulation S Transfers

                                                           ---------------, ----

UMB Bank, N.A.
2 South Broadway, Suite 435
St. Louis, Missouri  63102


Attention:  Corporate Trust Department

Re:  CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP and
     CRESCENT FINANCE COMPANY (the "Issuers") 9.25% Senior Notes due 2009, Series A and 9.25% Senior Notes due 2009, Series B
     (collectively, the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed sale of $____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                  You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.


                                        Very truly yours,

                                        [Name of Transferor]


                                        By:
                                            ------------------------------------
                                            [Authorized Signatory]


                                      F-3